UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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VICURON PHARMACEUTICALS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Vicuron Pharmaceuticals Inc. 455 South Gulph Road, Suite 305 King of Prussia, Pennsylvania 19406 United States of America www.vicuron.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Vicuron Pharmaceuticals Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Vicuron Pharmaceuticals Inc., a Delaware corporation, will be held in the United States on Thursday, October 28, 2004 at 10:00 a.m. local time at The Villanova Conference Center at 601 County Line Road, Radnor, Pennsylvania 19087 for the purposes of considering and acting upon the following matters:

1.	the election of two directors to the board of directors to hold office until the 2007 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	a proposal to ratify the audit committee’s selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2004; and

3.	the transaction of such other business as may properly come before the meeting or any adjournments or postponements that may take place.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Our board of directors recommends that you vote in favor of the nominees and for the additional proposal described in the accompanying proxy statement.

Only stockholders who owned stock at the close of business on September 8, 2004 can vote at this meeting or any adjournments or postponements that may take place.

By Order of the Board of Directors,

George F. Horner III
President and Chief Executive Officer

King of Prussia, Pennsylvania

September 23, 2004

Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure that your vote is counted at the meeting. If you are one of our stockholders in Italy, please remember to request a Certification of Participation in the Central Depository System from your broker and include it in the same envelope or telecopy it together with your Italian proxy card (see page 1 for more information on Italian voting procedures).

PROXY STATEMENT

This proxy statement dated September 23, 2004, is furnished in connection with the solicitation of proxies by the board of directors of our company, Vicuron Pharmaceuticals Inc., for use at our 2004 annual meeting of stockholders, which will be held in the United States on Thursday, October 28, 2004. This proxy statement will be first mailed to stockholders on or about September 24, 2004.

All references to “dollars” or “$” in this proxy statement are references to United States dollars and all references to “euros” or “€” are references to European Union, or EU, euros. On March 5, 2004, the median 4 p.m. Greenwich Mean Time spot rate for the euro expressed in dollars per euro was $1.24 to €1.00.

PROXY SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the board of directors of Vicuron Pharmaceuticals Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held on Thursday, October 28, 2004 at 10:00 a.m. local time or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at The Villanova Conference Center at 601 County Line Road, Radnor, Pennsylvania 19087.

Important Information for our Stockholders in Italy about Voting Procedures

When we merged with Biosearch Italia S.p.A., the shareholders of Biosearch Italia received shares of our common stock in exchange for Biosearch Italia ordinary shares. All of our shares were delivered to our Italian stockholders through the facilities of the Italian clearing agency, called Monte Titoli, and from that point, through the banks and brokers participating in the Monte Titoli system. At the time of the merger with Biosearch Italia, we were known as Versicor Inc. If you are a pre-merger Biosearch Italia shareholder or if you acquired our stock on the Nuovo Mercato, you continue to hold shares of our common stock indirectly through Monte Titoli (unless you or your broker has taken action to remove your shares from the Monte Titoli system). We refer to persons holding our stock through Monte Titoli as our stockholders in Italy. Monte Titoli, in turn, holds these shares of our common stock through the U.S. clearing agency, called the Depository Trust Company, or DTC. Pursuant to U.S. law, DTC will transfer its voting power over the shares in Monte Titoli’s account to Monte Titoli. Monte Titoli has agreed with us that it will re-transfer its voting power over such shares to the persons holding Certifications of Participation in the Italian Central Depository System issued pursuant to Italian law (Article 85(4) of Legislative Decree no. 58/1998 and Article 34 of CONSOB Regulation 11768/1998).

All of our Italian stockholders are cordially invited to attend our annual meeting in the United States. If you hold our stock in Italy through Monte Titoli, your broker is required by Italian law to provide you with a Certification of Participation in the Italian Central Depository System, which we refer to as your “Certification.” If you wish to attend our annual meeting and vote in person, please present your Certification at the door. Alternately, if you would like to vote by mail, you must obtain an Italian proxy card. If you did not receive an Italian proxy card with this proxy statement, you may print one from our Internet site at www.shareholder.com/vicuron/2004annualstockholdersmeeting.cfm. Please mark your votes on the Italian proxy card and return it and your Certification by mail to the address shown on the card by the deadline shown on the card. Your name, as you write it on your Italian proxy card must exactly match your name, as printed on your Certification. Italian privacy law prevents us from learning in advance the names of the persons holding Certifications. Thus, you must include your Certification (or a complete copy) in the same envelope as your Italian proxy card in order for your vote to be counted (that is, in order to prove to our inspector of election that you have the right to vote). Holders of Certifications may also name a substitute proxy by any other means permitted by Delaware law and our bylaws. If you use an alternate means, the person you name as your proxy must provide your Certification, or a complete copy thereof, together with your written authorization naming such person as your proxy, to our inspector of election in order to verify the authenticity of your proxy designation.

We strongly encourage our Italian stockholders to obtain a Certification and submit it, together with an Italian proxy card, by mail to the address shown on the Italian proxy card. A substantial percentage of our shares are held by persons in Italy. If our Italian stockholders do not take the time to vote, we might not obtain a quorum, in which case we would be unable to conduct any business at the annual meeting. Your vote is important. Please obtain a Certification and vote today.

Solicitation

We will bear the entire cost of our solicitation of proxies, including the preparation, assembly, printing and mailing to you of this proxy statement, the proxy cards and any additional information furnished to stockholders.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians that hold in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. At our election, we may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees or, at our request, a professional proxy solicitor. No additional compensation will be paid to our directors, officers or other regular employees for such services, but the professional proxy solicitor will be paid its customary fee if it renders solicitation services. No director intends to oppose any action for which approval is being solicited.

Record Date, Voting Rights and Shares Outstanding

Holders of record of our common stock at the close of business on September 8, 2004 will be entitled to notice of and to vote at the annual meeting. Each holder of record of our common stock on the record date will be entitled to one vote per share on each matter to be voted upon at the annual meeting. The election of each director is considered to be a separate matter.

All votes will be tabulated by the inspector of election appointed for the meeting. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions

When an eligible voter attends the meeting but decides not to vote, the eligible voter’s decision not to vote is called an abstention. Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•	abstention shares are present and entitled to vote for purposes of determining the presence of a quorum, as discussed in more detail below;

•	abstentions will be treated as not voting for purposes of determining the approval of any matter submitted to the stockholders for a vote requiring a plurality, a majority or some other percentage of the votes actually cast; and

•	abstentions will have the same effect as votes against a proposal if the vote required is a majority or some other percentage of the voting power present for that proposal or of the votes entitled to be cast on that proposal.

Broker Non-Votes

Many of our investors do not hold our common stock directly, but instead hold our common stock in “street name” through their brokers. U.S. brokers holding our common stock for their clients generally do not have authority to vote those shares of our common stock on extraordinary proposals unless the broker’s client provides specific voting instructions to the broker. When no instructions are received, U.S. brokers are generally required to return the proxy card (or a substitute thereof) marked with an indication that the broker lacks voting power over that particular extraordinary proposal. This type of response is known as a “broker non-vote.” Shares which are the subject of broker non-votes as to any proposal will be treated as shares that are not entitled to be voted as to that proposal and, accordingly, those shares will not be counted as voting power present for that proposal (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, broker non-votes will have the effect of reducing the number of affirmative votes that must be cast in order to approve any proposal the passage of which requires the affirmative vote of a majority (or some other percentage) of the voting power present for that proposal or of the votes entitled to be cast on that proposal.

Quorum

A quorum must be initially present at the annual meeting before any proposal may be voted upon. The holders of a majority of the stock of the corporation having voting power must be present in person or represented by proxy to constitute a quorum at the annual meeting.

At the close of business on the record date, September 8, 2004, 55,029,279 shares of our common stock were outstanding, all of which are entitled, under our charter and bylaws, to be voted at the annual meeting. Accordingly, the holders of 27,514,640 shares must be present, either in person or represented by proxy, at the annual meeting to constitute a quorum. Once a quorum is established at the annual meeting, it generally will not be defeated by the departure of eligible voters.

For the purposes of determining a quorum, abstentions will count as shares present at the annual meeting and, thus, will count toward the presence of a quorum. Broker non-votes will also count as shares present at the annual meeting (and, thus, will count toward the presence of a quorum), so long as the broker’s proxy card grants some voting power to the designated proxy.

Vote Required for Each Proposal

For Proposal 1, the election of directors, if a quorum is initially present at the annual meeting, the two candidates who receive a plurality of the votes (that is, the two candidates who receive the most votes) at the annual meeting, will be elected to the board of directors. Abstentions and broker non-votes will be treated as not voting on Proposal 1.

For Proposal 2, ratification of the appointment of our independent auditors, a majority of the shares with voting power present must be voted in favor of ratification for this proposal to pass. Abstentions on Proposal 2 will be treated as shares with voting power present but not voted, which will have the effect of a vote against ratification. Any broker non-votes on Proposal 2 will be treated as shares with voting power that are not present for that proposal. Thus, broker non-votes on Proposal 2 will count neither for nor against the proposal, but will have the effect of reducing the total number of affirmative votes required for passage of the proposal.

If other matters are properly brought before the annual meeting, our bylaws provide that the holders of a majority of the stock present and entitled to vote shall have the power to act, unless the matter is one as to which a different vote is specified by our certificate of incorporation, our bylaws, or applicable law or regulation (other than Section 216 of the Delaware General Corporation Law), in which case the different vote specified by that provision, law or regulation will apply.

Revocability of Proxies

Stockholders of Record

If you are listed as a stockholder in our official records (which are maintained by our transfer agent), you are a stockholder of record. For example, if you hold a certificate for our stock issued in your name, you are a stockholder of record. Any stockholder of record giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by:

•	filing a written notice of revocation or filing a duly executed proxy bearing a later date with the Secretary of Vicuron Pharmaceuticals at our principal executive offices at 455 South Gulph Road, Suite 305, King of Prussia, Pennsylvania 19406, United States of America; or

•	attending the annual meeting and voting differently in person; however, attendance at the annual meeting will not, by itself, revoke a proxy.

Holders in Street Name

If you hold a beneficial interest in shares of our common stock through a broker, bank or other nominee, you are called a holder in “street name.” If you hold in street name, you must contact the broker, bank or other nominee through which you hold a beneficial interest in shares of our common stock in order to determine how to revoke any proxies the record holder submitted on your behalf.

Stockholders in Italy

If you received shares of our common stock in exchange for Biosearch Italia ordinary shares in connection with the merger, or if you purchased our shares on the Nuovo Mercato, you hold our common stock through the Italian central clearing agency, Monte Titoli (unless you took action to remove your shares from the Monte Titoli system). Monte Titoli has agreed to transfer its voting power to those persons who hold Certifications of Participation in the Italian Central Depository System. Persons holding shares through Monte Titoli must submit to us a Certification of Participation in the Italian Central Depository System (or a complete copy thereof), together with their Italian proxy card in order to vote. You can obtain such a Certification from your broker. After you have submitted an Italian proxy card to us, you may revoke it by:

•	submitting to us (a) another copy of your Certification of Participation in the Italian Central Depository System and (b) either another duly executed Italian proxy card or a written notice of revocation, in each case bearing a later date than the original Italian proxy card; or

•	attending the annual meeting and voting in person. Attendance at the annual meeting will not, by itself, revoke a proxy. In order to be admitted to the annual meeting and to vote, you must present your Certification of Participation in the Italian Central Depository System (or a complete copy thereof).

Confidentiality of Proxies

Proxy cards, ballots and voting tabulations identifying individual stockholders that are mailed or returned directly to us or to our inspector of election, American Stock Transfer & Trust Company, will be handled in a manner that protects your voting privacy. Your individual vote will not be disclosed except:

•	to our inspector of election, American Stock Transfer & Trust Company, so as to permit it to tabulate and certify the vote;

•	as required by law; and

•	in limited circumstances such as a proxy contest in opposition to our board of directors.

Additionally, any comments written on the proxy card or the Italian proxy card or elsewhere in a proxy submission returned to our inspector of election will be forwarded to our management, but your identity will be kept confidential unless you ask that your name be disclosed.

Voting Agreements

At the time of our merger with Biosearch Italia, we entered into an agreement with Monte Titoli, S.p.A., the Italian central clearing agency, in order to ensure that persons receiving beneficial interests in shares of our common stock as a result of the merger would be able to vote those shares. Monte Titoli agreed that each time it is designated as proxy by the U.S. clearing agency, The Depository Trust Company, or DTC, Monte Titoli will execute a further omnibus proxy transferring its voting power to the persons who hold Certifications of Participation in the Italian Central Depository System, issued pursuant to Italian law (Article 85(4) of Legislative Decree no. 58/1998 and Article 34 of CONSOB Regulation 11768/1998).

PROPOSAL 1: ELECTION OF DIRECTORS

Our certificate of incorporation requires that our board of directors be divided into three classes, with staggered three-year terms. Currently, our board of directors consists of seven directors with two directors in class I, two directors in class II and three directors in class III. The terms of the two class I directors expire this year. The class I directors are Christopher T. Walsh, Ph.D. and Cheryl A. Wenzinger, CPA. Our nominating committee recommended the re-election of Dr. Walsh and Ms. Wenzinger to our board of directors. Dr. Walsh and Ms. Wenzinger have been nominated by our board of directors to stand for re-election. Each newly elected director will serve a three-year term or until his successor is elected and qualified.

You have three choices regarding the election of directors at the upcoming annual meeting. You may:

•	vote for all of the director nominees;

•	withhold authority to vote for all of the director nominees; or

•	vote for one or more of the director nominees and withhold authority to vote for one or more of the other director nominees.

Directors are elected by a plurality of the votes cast. Shares represented by executed proxies will be voted, if authority to do so is not withheld, FOR the election of the two nominees named in this proxy statement. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such proxies will be voted FOR the election of the substitute nominee who is designated by the board of directors in accordance with the procedures set forth in our bylaws. Each person nominated for election has agreed to serve if elected and our management has no reason to believe that any nominee will be unable to serve.

This Year’s Nominees

Set forth below is biographical information for this year’s two nominees to our board of directors:

Christopher T. Walsh, Ph.D. Dr. Walsh has served as a member of our board of directors since 1998. He currently serves on our audit committee, compensation committee and nominating committee. Since 1991, he has served as the Hamilton Kuhn professor of biological chemistry and molecular pharmacology at the Harvard Medical School. He was the president of the Dana-Farber Cancer Institute from 1992 to 1995. From 1987 to 1995, he served as the chairman of the Department of Biological Chemistry and Molecular Pharmacology at the Harvard Medical School. Dr. Walsh is a member of the scientific advisory boards of KOSAN Biosciences and Millennium Pharmaceuticals. He is a member of the board of directors of Transform Pharmaceuticals, KOSAN Biosciences, Critical Therapeutics and Microbia. He has also held various positions at Massachusetts Institute of Technology, including as chairman of the Chemistry Department and has served on the editorial boards of various scientific publications. Mr. Walsh holds a Ph.D. degree from The Rockefeller University and an A.B. degree from Harvard University.

Cheryl A. Wenzinger, CPA. Ms. Wenzinger has served as a member of our board of directors since September 16, 2004 and currently serves as chair of our audit committee. Since February 2004, Ms. Wenzinger has served as a member of the board of directors and a member of the audit committee of Diversa Corporation, a biomedical company. Ms. Wenzinger currently serves on the Board of Trustees for Delta Dental Plan of Colorado, where she chairs the audit committee and serves on the strategy and business ethics and corporate compliance committee. While an audit partner at Deloitte & Touche from 1984 to 2000, Ms. Wenzinger served many private and public companies with a focus on health care providers and insurers, manufacturing and agribusiness. She was the 1999-2000 president of the Colorado Society of CPAs and served as a member of the Council of American Institute of CPAs from 1998 through 2002. She received a B.S. degree in Accounting from the University of Northern Colorado and is a Certified Public Accountant.

Recommendation of our Board of Directors on Proposal 1

Our board of directors recommends that stockholders vote FOR the election of Dr. Walsh and Ms. Wenzinger to serve as members of our board of directors.

DIRECTORS AND OFFICERS

Board of Directors

Our seven current directors are as follows:

Name	Age	Officer Position*	Board Position	Term Expires
James H. Cavanaugh, Ph.D.	67		Chairman (1)(2)(3)	2005
George F. Horner III	60	CEO	Director	2005
Costantino Ambrosio	61	CMfgO	Director	2006
Christopher T. Walsh, Ph.D.	60		Director (1)(2)(3)	2004
David V. Milligan, Ph.D.	63		Director	2006
Cheryl A. Wenzinger, CPA	55		Director (1)	2004
Alan W. Dunton, M.D.	50		Director (3)	2006

*	See table on page 9 for full titles.

(1)	Member of the audit committee

(2)	Member of the compensation committee

(3)	Member of the nominating committee

During fiscal year 2003, three members of our board of directors resigned. Claudio Quarta, Ph.D. resigned from our board of directors on March 19, 2004. Francesco Parenti, Ph.D. and Ubaldo Livolsi, Ph.D. both resigned from our board of directors on July 1, 2004. None of these resignations were related to any disagreements with us. Cheryl A. Wenzinger, CPA and Alan W. Dunton, M.D. were appointed to fill vacancies on our board of directors on September 16, 2004 and September 20, 2004, respectively. Our board of directors has determined that the following current directors are “independent” under the rules of the Nasdaq National Market: Dr. Cavanaugh; Dr. Walsh; Ms. Wenzinger; and Dr. Dunton. There are no family relationships among any of our directors, director nominees or executive officers.

Board Committees and Meetings

During the fiscal year ended December 31, 2003, our board of directors held five regularly scheduled meetings and acted by unanimous written consent on four occasions. During fiscal year 2003, each member of our board of directors attended or participated in at least 75% of the total number of meetings of the board of directors (held during the period for which he was a director) and the meetings held by all committees of the board on which he served (during the periods that he served).

Our board of directors has an audit committee, a compensation committee and a nominating committee.

Audit Committee

Our audit committee meets with our independent auditors at least quarterly to review the results of the annual audit and discuss our annual and quarterly consolidated financial statements. The audit committee receives and considers the independent auditors’ comments as to financial controls, provides oversight related to our financial reporting practices and the quality and integrity of our financial reports, and recommends to our board of directors the independent auditors to be retained. Our audit committee is composed of three non-employee directors: Cheryl A. Wenzinger, CPA; James H. Cavanaugh, Ph.D.; and Christopher T. Walsh, Ph.D. Ubaldo Livolsi, Ph.D., a former director, served as chairman of our audit committee until his resignation from our board of directors and its committees on July 1, 2004. Ms. Wenzinger joined our audit committee on September 16, 2004 and is currently the chair of our audit committee. During 2003, our audit committee met five times and acted by unanimous written consent on one occasion.

Our audit committee operates under a written charter adopted by our board of directors that is reviewed at least annually. A copy of the amended and restated charter is included as Exhibit A to this proxy statement.

Each member of our audit committee is an independent director as independence is currently defined by Rule 4200(a) of the rules of the Nasdaq National Market. Each member of our audit committee meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act of 1934, as amended. None of the members of our audit committee has participated in the preparation of our financial statements or those of any of our subsidiaries during the past three years, and all are able to read and understand fundamental financial statements. Ms. Wenzinger is financially sophisticated under Rule 4350(d)(2) of the rules of the Nasdaq National Market.

The immediately preceding paragraph is not proxy soliciting material and should not be deemed to be incorporated by reference into any of our other filings with the Securities and Exchange Commission, notwithstanding any general statement purporting to incorporate information from this proxy statement into another filing, unless such general statement makes specific reference to the paragraph regarding audit committee independence.

Compensation Committee

Our compensation committee has been delegated authority by our board of directors to administer all of our equity incentive plans and to determine compensation for employees at the vice president level or below. For our more senior officers, the compensation committee makes salary and bonus recommendations to our board of directors. Our compensation committee currently consists of: James H. Cavanaugh, Ph.D. and Christopher T. Walsh, Ph.D. Ubaldo Livolsi, Ph.D., a former director, served as a member of our compensation committee until his resignation from our board of directors on July 1, 2004. David V. Milligan, Ph.D. served as a member of our compensation committee through September 23, 2004. Dr. Walsh joined our compensation committee on September 23, 2004. Our compensation committee met once during 2003.

Nominating Committee

In connection with our February 28, 2003 merger with Biosearch Italia, our board of directors established a nominating committee to nominate individuals for election to the board of directors. Nominations to our board of directors will be determined according to the procedures set forth in our bylaws and as set forth below. Our nominating committee currently consists of: James H. Cavanaugh, Ph.D.; Christopher T. Walsh, Ph.D.; and Alan W. Dunton, M.D., each of whom our board of directors has determined is an independent director under the rules of the Nasdaq National Market. Our former directors, Claudio Quarta, Ph.D. and Francesco Parenti, Ph.D. served as members of our nominating committee through March 19, 2004 and July 1, 2004, respectively. Dr. Dunton joined our nominating committee on September 23, 2004. Our nominating committee did not meet during 2003. The nominating committee operates under a written charter adopted by our board of directors. A copy of the amended and restated charter is included as Exhibit B to this proxy statement. The nominating committee and our board of directors will consider nominees recommended by our stockholders.

Director Nomination

Criteria for Board Membership

In selecting candidates for appointment or re-election to our board of directors, our nominating committee considers the appropriate balance of experience, skills and characteristics required of our board of directors, and seeks to insure that at least a majority of our directors are independent under the rules of the Nasdaq National Market, that members of our audit committee meet the financial literacy and sophistication requirements under the rules of the Nasdaq National Market and that at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, leadership, ability to make sound business judgments, ability to read and understand basic financial statements, understanding of our business environment, and willingness to devote adequate time to board duties. Other factors considered in evaluating nominees for director include whether the nominee will complement our board’s existing strengths, with particular emphasis placed on skills relating to our expected activities.

Stockholder Nominees

Our nominating committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the chairman of our nominating committee, James H. Cavanaugh, Ph.D., c/o Dov A. Goldstein at the address of our principal executive offices and should include the following information: (a) the name, address and phone number of the stockholder making the nomination and a statement of the number of shares of our common stock beneficially owned by the stockholder making the nomination during the year preceding the date of nomination; (b) the nominee’s name, address and phone number; and (c) a statement of the nominee’s qualifications for board membership, and should be submitted in the time frame described in our bylaws and under the caption “Stockholder Proposals” below.

Process for Identifying and Evaluating Nominees

Our nominating committee believes we are well served by our current directors. Our nominating committee will consider the re-nomination of incumbent directors who are willing to continue as directors based on their continuing qualification under the criteria for board membership. In addition, our nominating committee will assess each incumbent director’s performance during his or her term, the number of meetings attended, his or her level of participation and overall contribution, the number of other company boards on which the individual serves, the individual’s effect on the composition of our board of directors, and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on our board of directors. Although re-nomination of incumbent directors is not automatic, incumbent directors may have an advantage if they have demonstrated during their term a keen understanding of our business and an ability to function well with our board of directors and management. Potential nominees may also come to our nominating committee’s attention from the following sources, among others: third-party search firms; stockholder suggestions; and our management. After reviewing appropriate biographical information and qualifications of all candidates, the best qualified first-time candidates will be interviewed by at least one member of our nominating committee and by our chief executive officer. Our nominating committee will then select the potential candidates to be recommended to our board of directors for nomination at the annual meeting. Our board of directors is expected, but not required, to select its official nominees only from candidates recommended by our nominating committee. The rules of the Nasdaq National Market require our board’s ultimate nominees to be selected either from our nominating committee’s list or by a majority of the independent directors.

Board Nominees for the 2004 Annual Meeting

One of the nominees listed in this proxy statement, Christopher T. Walsh, Ph.D., is a current director standing for re-election. One of the nominees for this 2004 annual meeting, Cheryl A. Wenzinger, CPA, was elected by our board of directors in September 16, 2004. Prior to their election to our board of directors, a third-party search firm that was paid for its services was hired to assist the nominating committee in identifying potential candidates. However, Ms. Wenzinger was referred to our nominating committee by a member of our board of directors.

Compensation of Directors

We reimburse all of our directors for expenses incurred in connection with attending board and committee meetings. Currently directors who also serve as officers of our company do not receive any additional compensation for their service on our board of directors. The compensation we pay to the officers on our board of directors is presented in the “Summary Compensation Table” below.

2003 Compensation to Non-Employee Directors

In 2003, we made the following payments and stock option grants to our non-employee directors:

•	$50,000 per year to Christopher T. Walsh, Ph.D. for his service on our board and committees;

•	$100,000 per year to David V. Milligan, Ph.D. for his service on our board and committees; and

•	upon our merger with Biosearch Italia, Ubaldo Livolsi, Ph.D.’s outstanding option to purchase 10,000 ordinary shares of Biosearch Italia was cancelled and on March 1, 2003, we issued to him a replacement option under our 2002 Stock Option Plan to purchase 17,700 shares of our common stock (based on the merger exchange ratio of 1.77 Vicuron common stock per Biosearch Italia ordinary share) at $10.62 per share (based on the average closing price of our stock during the one-month period immediately preceding the merger closing); 25% of this option vests on the first anniversary of the date of grant and the balance of 75% vests in 36 equal monthly installments thereafter; the option expires 10 years after the date of grant.

2004 Compensation to Non-Employee Directors

In 2004, we have made or expect to make the following payments and stock option awards to our non-employee directors:

•	$60,000 to Ubaldo Livolsi, Ph.D. for his service on our board and committees;

•	$50,000 per year to Christopher T. Walsh, Ph.D. for his service on our board and committees;

•	$100,000 per year to David V. Milligan, Ph.D. for his service on our board and committees;

•	$50,000 per year to Cheryl A. Wenzinger, CPA for her service on our board and committees; and

•	$35,000 per year to Alan W. Dunton, M.D. for his service on our board and committees.

Our board of directors continues to have discretion to grant options to non-employee directors under the 1997 Equity Incentive Plan and our 2001 Stock Option Plan. We anticipate that we will grant options from time to time under these plans to our non-employee directors, including options to purchase 5,000 shares of our common stock per year to each of Dr. Cavanaugh, Ms. Wenzinger and Dr. Dunton. We consider Mr. Ambrosio to be an employee director because he is employed by Biosearch Manufacturing S.r.l., our subsidiary.

Communications with Directors

Our stockholders or other interested parties may communicate with any director or committee of our board of directors by contacting Dov A. Goldstein at Vicuron Pharmaceuticals Inc., 455 South Gulph Road, Suite 305, King of Prussia, Pennsylvania 19406. Communications directed to the full board will be distributed to each director, communications directed to a specific director will be forwarded to that director and communications to the “independent” or non-employee directors (or words of similar effect) shall be forwarded to the chair of our audit committee.

We have a policy of encouraging all directors to attend our annual stockholders’ meetings. Two of our directors attended the 2003 annual meeting.

Executive Officers of Vicuron

The names of our current executive officers are set forth in the following table. All of our officers are employed by Vicuron Pharmaceuticals Inc. other than Mr. Ambrosio, who is employed by Biosearch Manufacturing S.r.l., our subsidiary.

Name	Age	Title
George F. Horner III	60	President and Chief Executive Officer
Timothy J. Henkel, M.D., Ph.D.	45	Executive Vice President and Chief Medical Officer
Costantino Ambrosio	61	Executive Vice President and Chief Manufacturing Officer
Richard J. White, Ph.D.	62	Executive Vice President and Chief Scientific Officer, Worldwide
Dov A. Goldstein, M.D.	36	Executive Vice President and Chief Financial Officer
Martin Stogniew, Ph.D.	49	Executive Vice President, Scientific Affairs

Business Experience of our Directors and Executive Officers

We have set forth below a brief account of the business experience and education of our directors and executive officers (other than Dr. Walsh and Ms. Wenzinger, whose business experience and education are described above):

James H. Cavanaugh, Ph.D. Dr. Cavanaugh is the Chairman of our board of directors and has served as a member of our board of directors since 1999. He currently serves on our audit committee, compensation committee and nominating committee. Since 1989, he has served as president of HealthCare Ventures based in Princeton, New Jersey. Prior to joining HealthCare Ventures, Dr. Cavanaugh was president of SmithKline and French Laboratories U.S., the domestic pharmaceutical division of SmithKline Beecham Corporation, as well as president of Allergan International. Dr. Cavanaugh served as staff assistant to President Nixon for health affairs and then as deputy director, Domestic Council. Under President Ford, he was deputy assistant to the President for domestic affairs and then deputy chief of the White House staff. Dr. Cavanaugh is trustee emeritus of the California College of Medicine. He is a non-executive chairman of the board of Diversa Corporation and Shire Pharmaceuticals Group PLC and a non-executive director of MedImmune Corporation and Advancis Pharmaceutical Corporation. He is a past director of the Pharmaceutical Research and Manufacturers Association. Dr. Cavanaugh holds a Ph.D. degree in health economics from the University of Iowa.

George F. Horner III. Mr. Horner has served as our president and chief executive officer and a member of our board of directors since 1996. Prior to joining us, Mr. Horner was corporate vice president of Ligand Pharmaceuticals from 1993 to 1995. He also served in a number of executive positions during his 17 years at Abbott Laboratories from 1976 to 1993, including president, Canada; regional director, Latin America; general manager, Mexico; general manager, Southern Africa Region; and regional manager, Southeast Asia. From 1967 to 1976, Mr. Horner served in a number of sales and product management positions at E.R. Squibb, Inc.

Costantino Ambrosio. Mr. Ambrosio has been our chief manufacturing officer and a member of our board of directors since March 2003. We have also appointed Mr. Ambrosio as an executive vice president of our company. From December 1999 until our merger with Biosearch Italia, he served as executive vice president of manufacturing for Biosearch Italia. Prior to his relationship with Biosearch Italia, Mr. Ambrosio was employed by Dow Iberica, from 1996 to 1998, most recently as its general manufacturing manager. From 1991 to 1996 he served in the same position for Dow Italia and from 1988 to 1991 he was responsible for bulk pharmaceutical manufacturing at Merrel Dow. From 1971 to 1988, Mr. Ambrosio advanced through a series of manufacturing positions at Dow Chemical’s Gruppo Lepitit Brindisi. Mr. Ambrosio holds a degree in industrial chemistry from Industrial Chemistry School in Naples and a degree in industrial sciences from Herisau University.

David V. Milligan, Ph.D. Dr. Milligan has served on our board of directors since 1997. Dr. Milligan served on our compensation committee from February 28, 2003 until September 23, 2004. He also served as the chairman of our board of directors from early 1997 until our merger with Biosearch Italia in early 2003. He has also been a member of our scientific advisory board since 1997. From 1979 to 1996, Dr. Milligan served in several executive positions at Abbott Laboratories, a healthcare products company, most recently as its senior vice president and chief scientific officer from 1994 to 1996. Dr. Milligan is vice-chairman of the board of directors of Caliper Life Sciences and serves as a member of the boards of directors of ICOS Corporation, Galileo Pharmaceuticals, Pathway Diagnostics and Reliant Pharmaceuticals. He also serves on the Chemistry Department Advisory Board of Princeton University, the Chemical Sciences Leadership Council of the University of Illinois and is a vice president of Bay City Capital, a San Francisco-based merchant bank. Dr. Milligan holds M.S. and Ph.D. degrees in organic chemistry from the University of Illinois and an A.B. degree in chemistry from Princeton University.

Alan W. Dunton, M.D. Dr. Dunton has served as a member of our board of directors since September 2004 and currently serves on our nominating committee. Since 2003, Dr. Dunton has served as president and chief executive officer of Metaphore Pharmaceuticals, Inc., a pharmaceutical company. In 2002, Dr. Dunton served as president, chief operating officer of Emisphere Technologies, Inc., a biopharmaceutical company. Prior to joining

Emisphere, Dr. Dunton was a senior executive in the Pharmaceuticals Group of Johnson & Johnson. From 1999 to 2001, Dr. Dunton was president and managing director of The Janssen Research Foundation, a Johnson & Johnson company. From 1998 to 1999, he served as group vice president of global clinical research and development of Janssen. Prior to joining Janssen, Dr. Dunton was vice president of global clinical research and development at the R.W. Johnson Pharmaceutical Research Institute, also a Johnson & Johnson company. Dr. Dunton served as a member of the board of directors of Emishpere. Dr. Dunton holds a M.D. degree from New York University School of Medicine, where he completed his residency in internal medicine. He also was a Fellow in Clinical Pharmacology at the New York Hospital/Cornell University Medical Center.

Timothy J. Henkel, M.D., Ph.D. Dr. Henkel has served as our chief medical officer since February 2001. Since February 2001, Dr. Henkel has also served as one of our executive vice presidents. Prior to joining Vicuron, Dr. Henkel was vice president of worldwide anti-infective clinical development at SmithKline Beecham where he worked from 1995 to 2000. From 1994 to 1995, Dr. Henkel was assistant professor of internal medicine and infectious diseases at Barnes Hospital and Washington University Medical Center in St. Louis. Dr. Henkel holds a M.D. and a Ph.D. degree from Washington University School of Medicine and a B.S. degree from Rhodes College.

Richard J. White, Ph.D. Dr. White has served as our chief scientific officer, worldwide since July, 2004. He also served as chief scientific officer, North America from February 2003 until June, 2004. Since September 1998, Dr. White has also served as one of our executive vice presidents. Dr. White joined Vicuron in 1997 as senior vice president of biology. Prior to joining Vicuron, Dr. White was vice president for infectious diseases at Bristol Myers Squibb from 1985 to 1997. Dr. White has also held research management positions at Lederle Laboratories, Glaxo Group Research in the United Kingdom, and Lepetit Research in Italy. Dr. White holds a Ph.D. degree in biochemistry from the University of Oxford and a B.S. degree in biochemistry from the University of Manchester.

Dov A. Goldstein, M.D. Dr. Goldstein has served as our chief financial officer since July 2000 and our vice president, finance from July 2000 to August 2003, when we appointed him as one of our executive vice presidents. Prior to joining Vicuron, Dr. Goldstein was director of venture analysis at HealthCare Ventures from 1998 to 2000. Dr. Goldstein served as vice president, biotechnology research analysis at Brean Murray & Co. from 1997 to 1998. He completed his internship in the Department of Medicine of Columbia-Presbyterian Hospital. Dr. Goldstein holds a M.B.A. degree from Columbia Business School, a M.D. degree from Yale University and a B.S. degree from Stanford University.

Martin Stogniew, Ph.D. Dr. Stogniew has served as our executive vice president, scientific affairs since August 2004. Dr. Stogniew also served as our senior vice president, non-clinical development from 2003 to 2004 and as our vice president, pre-clinical development from 2001 until our merger with Biosearch Italia in early 2003. In 2000, he served as chief scientific officer at Next Pharmaceuticals, Inc., a nutraceutical company. From 1997 to 2000, he served as vice president, pharmaceutical sciences at MedImmune, Inc. (formerly U.S. Bioscience), a biotechnology company. Dr. Stogniew holds a Ph.D. and a B.S. degree from the University of Maryland.

Compensation of Executive Officers

The following table summarizes the compensation awarded or paid for the past three full fiscal years:

•	by us to our chief executive officer (Mr. Horner); and

•	by us to the four other most highly compensated persons who were serving as our executive officers at the end of 2003 (Drs. Henkel, White, Goldstein and Quarta).

We refer to the persons identified in the following table as our named executive officers.

Summary Compensation Table

		Annual Compensation (1)							Long-Term Compensation
Name and Principal Position	Year	Salary			Bonus			Other Annual Compensation	Securities Underlying Options (2)	All Other Compensation
George F. Horner III Chief Executive Officer	2003 2002 2001	$ $ $	422,308 324,443 271,249		$ $ $	142,500 100,000 52,000		— — —	375,000 — —		$59,629 — —	(9)

Claudio Quarta, Ph.D. Chief Operating Officer	2003 2002 2001	$ € €	229,603 147,409 145,000	(3)	€ € €	20,660 20,660 20,660	(3) (5) (4)	— — —	700,000 — —		$43,307 — —	(9)

Timothy J. Henkel, M.D., Ph.D. Chief Medical Officer	2003 2002 2001	$ $ $	321,774 307,957 263,230	(6)	$ $	78,625 60,000 —		— — —	25,655 44,309 —	$	— — 154,597	(7)

Richard J. White, Ph.D. Chief Scientific Officer, Worldwide	2003 2002 2001	$ $ $	273,876 281,208 255,754		$ $ $	78,285 47,500 36,445		— — —	93,944 187,887 —	$	— — 40,000	(8)

Dov A. Goldstein, M.D. Chief Financial Officer	2003 2002 2001	$ $ $	239,356 218,229 208,039		$ $ $	46,600 40,250 11,130		— — —	137,678 15,356 —		$45,215 — —	(9)

(1)	For the years 2002 and 2001, amounts denominated in U.S. dollars ($) were paid by Versicor; amounts denominated in E.U. euros (€ ) were paid by Biosearch Italia or its manufacturing subsidiary. Amounts in the “Bonus” column for any year represent bonus paid in that fiscal year, typically as compensation for the named executive officer’s performance during the prior fiscal year. Accordingly, amounts shown for 2003 exclude bonuses paid in the first quarter of 2004 as awards for 2003 performance, which were in the following amounts: $171,500 for Mr. Horner; $81,138 for Dr. Quarta; $90,250 for Dr. Henkel; $80,750 for Dr. White; and $80,750 for Dr. Goldstein. Amounts in the “Other Annual Compensation” column for each year exclude the value of perquisites which, in the aggregate for each officer in each year, did not exceed the lower of $50,000 or 10% of such officer’s salary and bonus compensation for such year.

(2)	Unless otherwise noted, amounts in the “Securities Underlying Options” column refer to shares of our common stock underlying options granted under (i) the Vicuron Pharmaceuticals Inc. 1997 Equity Incentive Plan or (ii) the Vicuron Pharmaceuticals Inc. 2001 Stock Option Plan. No grants of stock appreciation rights (“SARs”), whether freestanding or in tandem with stock options, were made during the years presented to the named executive officers.

(3)	Biosearch Italia made pro rated salary payments to Dr. Quarta in the amount of €23,059 for the period from January 1 through February 28, 2003 (based on an annual salary of €155,652). Vicuron or its Italian subsidiary made pro rated salary payments to Dr. Quarta in the amount of $204,930 for the period from March 1 through December 31, 2003 (based on an annual salary of $350,000). Vicuron also made a bonus payment of €20,660 to Dr. Quarta.

(4)	Amounts accrued as of December 31, 2001.

(5)	Amounts accrued as of December 31, 2002.

(6)	Based on an annual salary of $295,000. Dr. Henkel was hired on February 1, 2001.

(7)	Dr. Henkel received a signing bonus of $154,597 on February 1, 2001.

(8)	Dr. White executed in favor of us a non-interest bearing promissory note dated May 15, 1997 in consideration for a loan we made to him at that time. The promissory note was in the original principal amount of $200,000 and was due on May 15, 2002. We forgave $146,667 of the unpaid principal of the note in 2000 and another $40,000 in 2001.

(9)	Amounts represent relocation bonuses.

Equity Compensation Plan Information

We currently maintain five equity compensation plans: the 1997 Equity Incentive Plan (the “1997 Plan”); the 2000 Employee Stock Purchase Plan (the “ESPP”); the 2001 Stock Option Plan (the “2001 Plan”); the 2002 Stock Option Plan (the “2002 Plan”); and the 2003 New-Hire Stock Option Plan (the “New-Hire Plan”). Stock options remain outstanding under, but no new awards may be granted under, our 1995 Stock Option Plan. With the exception of the 2002 Plan and the New-Hire Plan, these plans have each been approved by our stockholders.

The following table sets forth, for each of our equity compensation plans, the number of shares of our common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2003.

Plan category	Number of Shares to be Issued upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	8,885,610	$9.84	1,951,057	(1)(2)
Equity compensation plans not approved by stockholders	424,800	$10.62	767,700	(3)
Total	9,310,410	$9.87	2,718,757

(1)	This number of shares is presented after giving effect to the 58,534 shares purchased under the ESPP for the purchase period that ended December 31, 2003.

(2)	Of the aggregate number of shares that remained available for future issuance, 213,668 were available under the 1997 Plan, 1,041,466 were available under the ESPP, and 695,923 were available under the 2001 Plan. Subject to the applicable share limits of the relevant plan, the shares available for award grant purposes under each of the 1997 Plan and the 2001 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, restricted stock and stock bonuses.

(3)	Of the aggregate number of shares that remained available for future issuance, 17,700 were available under the 2002 Plan, and 750,000 were available under the New-Hire Plan.

Equity Compensation Plans Not Approved by Stockholders

2002 Plan. Our 2002 Plan did not require approval of, and has not been approved by, our stockholders. Our board of directors adopted the 2002 Plan in July 2002 in connection with our merger with Biosearch Italia. Pursuant to the merger, we were obligated to grant stock options in respect of Biosearch Italia options that were outstanding prior to and terminated upon the merger. These replacement options were granted under the 2002 Plan to the maximum extent possible.

The 2002 Plan allows our board of directors, or a committee of our board of directors, to grant stock options to employees and consultants of Vicuron and our subsidiaries and to members of our board of directors. Our board of directors, or a committee of our board of directors, determines the purchase price for any shares of our common stock subject to an option granted under the 2002 Plan, the vesting schedule (if any) applicable to each grant, the term of each grant, and the other terms and conditions of each grant, in each case subject to the limitations of the 2002 Plan. Generally, options granted under the 2002 Plan may not be for a term of more than 10 years, and, subject to limited exceptions, the exercise price of those options may not be less than the fair market value of the stock subject to the option at the time of grant.

New-Hire Plan. Our New-Hire Plan did not require approval of, and has not been approved by, our stockholders. Our board of directors adopted the New-Hire Plan in 2003. The New-Hire Plan allows a committee of our board of directors to grant stock options to new employees of Vicuron and our subsidiaries as an inducement material to such individuals entering into employment with us. The committee determines the purchase price for any shares of our common stock subject to an option granted under the New-Hire Plan, the vesting schedule (if any) applicable to each grant, the term of each grant, and the other terms and conditions of each grant, in each case subject to the limitations of the New-Hire Plan. Generally, options granted under the New-Hire Plan may not be for a term of more than 10 years, and, subject to limited exceptions, the exercise price of those options may not be less than the fair market value of the stock subject to the option at the time of grant.

Option Grants

The following table describes the stock options we granted to our named executive officers in 2003. The table also includes the potential realizable value of these grants over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation have been selected in accordance with the rules of the Securities and Exchange Commission and do not represent an estimate of our future stock price. There can be no assurance that the actual stock price will appreciate over the option terms at the assumed rates of 5% and 10% or at any other specific rate. Unless the market price of the underlying shares appreciates over the option term, the named executive officers will not realize value from these option grants.

Vicuron Pharmaceuticals Option Grants in 2003

	Individual Grants							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted in 2003 (1)		Percent of Total Vicuron Options Granted in 2003	Exercise Price		Expiration Date
Name								5%	10%
George F. Horner III	375,000	(3)	6.24%	$10.85		3/5/2013		$2,516,667	$6,417,427
Claudio Quarta, Ph.D.	700,000	(4)	11.65%	$10.62		2/28/2013		$4,914,650	$12,229,162
Timothy J. Henkel, M.D., Ph.D.	25,655	(5)	.43%	$12.20		5/7/2013		$196,838	$498,827
Richard J. White, Ph.D.	93,944	(6)	1.56%	$12.20		5/7/2013		$720,787	$1,826,615
Dov A. Goldstein, M.D.	137,678	(7)	2.29%		(7)		(7)	$1,113,565	$2,821,995

(1)	Vicuron grants are shown in the table. No Biosearch Italia options were granted to any of the named executive officers in 2003.

(2)	Calculated pursuant to the rules of the Securities and Exchange Commission on the assumption that the market price of the underlying common stock appreciates in value from the date of grant to the end of the option term at the rates shown.

(3)	On March 6, 2003, we granted Mr. Horner an option to purchase 375,000 shares of our common stock under our 2001 Stock Option Plan at an exercise price of $10.85 per share, 25% of this option vested on March 6, 2004 and the balance of 75% vests in 36 equal monthly installments thereafter; the option expires March 5, 2013.

(4)	On March 1, 2003, we granted Dr. Quarta an option to purchase 700,000 shares of our common stock under our 2001 Stock Option Plan at an exercise price of $10.62 per share, 25% of this option vested on March 1, 2004 and the balance of 75% vests in 36 equal monthly installments thereafter; the option expires February 28, 2013.

(5)	On May 8, 2003, we granted Dr. Henkel an option to purchase 25,655 shares of our common stock under our 2001 Stock Option Plan at an exercise price of $12.20 per share, 25% of this option vested on May 8, 2004 and the balance of 75% vests in 36 equal monthly installments thereafter; the option expires May 7, 2013.

(6)	On May 8, 2003, we granted Dr. White an option to purchase 93,944 shares of our common stock under our 2001 Stock Option Plan at an exercise price of $12.20 per share, 25% of this option vested on May 8, 2004 and the balance of 75% vests in 36 equal monthly installments thereafter; the option expires May 7, 2013.

(7)	On May 8, 2003, we granted Dr. Goldstein an option to purchase 7,678 shares of our common stock under our 2001 Stock Option Plan at an exercise price of $12.20 per share, 25% of this option vested on May 8, 2004 and the balance of 75% vests in 36 equal monthly installments thereafter; the option expires May 7, 2013. On August 7, 2003, we also granted Dr. Goldstein an option to purchase 130,000 shares of our common stock under our 2001 Stock Option Plan at an exercise price of $12.90 per share, 25% of this option vested on August 7, 2004 and the balance of 75% vests in 36 equal monthly installments thereafter; the option expires August 6, 2013.

Aggregated 2003 Option Exercises and Year-End Option Values

The following table shows information for the named executive officers regarding exercises of Vicuron stock options during 2003, and the amount and values of unexercised stock options as of December 31, 2003.

2003 Option Exercises and Year-End Option Holdings

Name	Number of Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
George F. Horner III	—	—	738,750	375,000	$13,445,551	$2,925,000
Claudio Quarta, Ph.D.	—	—	—	700,000	$—	$5,621,000
Timothy J. Henkel, M.D., Ph.D.	—	—	320,307	149,657	$3,869,987	$1,455,488
Richard J. White, Ph.D.	—	—	319,887	195,717	$4,256,357	$605,939
Dov A. Goldstein, M.D.	2,100	$15,078	190,475	172,559	$2,555,277	$1,167,046

(1)	Based on the closing price of our common stock on the date of exercise, minus the exercise price of the option.

(2)	Based on the closing price of our common stock on December 31, 2003 of $18.65 per share, minus the exercise price of “in-the-money” options.

Employment Contracts, Indemnification Agreements and Change-in-Control Arrangements

In July 2000, we entered into employment agreements with Mr. Horner and Drs. White and Goldstein. In December 2000, we entered into an employment agreement with Dr. Henkel. The original term of each employment agreement terminates three years after its respective commencement date. However, each employment agreement contains an automatic renewal provision in which the employment agreement renews for three years on each anniversary of the employment agreement unless we give notice to the named executive officer at least 60 days prior to the renewal date that the employment agreement will not be extended. The employment agreements provide for participation in all bonus, incentive, savings and retirement and benefit plans offered generally to our employees, among other terms and conditions. If a change in our control occurs and within two years after the change in our control we terminate the named executive officer’s employment without cause or he resigns for good reason, then the named executive officer will receive payments equal to two times the sum of his annual base salary then being paid or his highest annual base salary for any one of the prior two years, depending on the particular agreement, plus the amount of the largest bonus received during any one calendar year.

In March 2003, we entered into indemnity agreements with our directors and Dr. Goldstein. These agreements indemnify each director and Dr. Goldstein to the fullest extent permissible by Delaware law

(including any future amendments thereto, if such future amendments increase our power to indemnify our directors and officers). The indemnification extends to any lawsuit brought against the director or officer by reason of the fact that such person is or was serving as a director or officer of our company. However, the indemnification does not extend to any conduct by a director or officer who is adjudged by a final verdict to have engaged in willful misconduct, knowing fraud or deliberate dishonesty. The indemnity agreements also obligate us to advance litigation expenses to the director or officer prior to the time when the director’s or officer’s right to indemnification is finally determined. In the event that the director or officer is found to be ineligible for such coverage, those advanced expenses must be repaid to our company.

Additional Employment Arrangements with our Officers in Italy

Upon completion of the merger, Mr. Ambrosio and Drs. Quarta and Parenti became our executive officers. Previously, Drs. Parenti and Quarta were employed by Biosearch Italia and Mr. Ambrosio was the managing director of Biosearch Italia’s manufacturing subsidiary. Under Italian law, all employees of Biosearch Italia immediately before the merger continued as employees of the combined company immediately after the merger, and were entitled to essentially maintain their pre-merger employment terms and conditions as a minimal standard. In Italy, employment terms and conditions are governed:

•	by individual employment agreements; and

•	by Italian law and collective bargaining agreements.

The general manner in which each of these authorities affects our employment relationship with our Italian executives is described below.

Employment and Non-Competition Agreements with our Officers in Italy

On July 30, 2002, concurrently with our execution of the merger agreement and subject to the completion of the merger, we entered into employment agreements with Drs. Quarta and Parenti. Drs. Quarta and Parenti served as our directors and executive officers from March 1, 2003 until their resignations in March 19, 2004 and July 1, 2004, respectively. We also entered into a consulting agreement with the head of Biosearch Italia’s manufacturing subsidiary, Costantino Ambrosio, who is now a director and an executive officer of our company. In addition, the board of directors of Biosearch Manufacturing S.r.l., our subsidiary, approved a payment to Mr. Ambrosio for his service as managing director of Biosearch Manufacturing. Our agreements with Drs. Quarta and Parenti and Mr. Ambrosio became effective upon the closing of the merger and expired in the case of Drs. Quarta and Parenti upon their resignations on March 19, 2004 and July 1, 2004, respectively. Under the agreements, we paid base salaries of $350,000 per year to Dr. Quarta and €161,000 per year to Dr. Parenti. We made aggregate payments to Mr. Ambrosio under the consulting agreement and in his capacity as managing director at the rate of €155,000 per year. In addition, each executive is eligible for the fringe benefits package offered to our executive officers generally and for an annual bonus based on his performance under standards established in advance by the compensation committee. Pursuant to these agreements, on March 1, 2003, we awarded stock options to purchase shares of our common stock under our 2001 Stock Option Plan in the amounts of: 700,000 to Dr. Quarta; 600,000 to Dr. Parenti; and 400,000 to Mr. Ambrosio. The exercise price of each option is $10.62 per share (which was the average closing price of our stock during the one-month period immediately preceding the closing of the merger). Subject to continued service to our company, 25% of each option vests on the first anniversary of the date of grant and the balance of 75% vests in 36 equal monthly installments thereafter. These options expire 10 years after the date of grant. In their agreements, each Italian executive agreed that for one year following any termination of service to us he will not engage in any business activity in Italy that competes against us. In exchange, in accordance with the custom in Italy, we agree to pay each executive a portion of his base compensation in a lump sum, one year following the termination of his employment. Although our Italian counsel has advised us that these non-compete agreements comply with Italian law, the courts of many jurisdictions may not enforce non-competition agreements and we face the risk that these agreements might provide incomplete or ineffective protection insofar as the non-competition provision is concerned.

Italian Law and National Collective Bargaining Agreements

Many material terms of an Italian executives’ employment are mandated by Italian law and national collective bargaining agreements. In Italy, collective bargaining agreements are much more prevalent than in the United States and are negotiated at a national level—beyond the control of any particular employer—between the unions of a particular business sector (mechanical, commerce, banks, chemical, etc.) and the employers’ association in the applicable sector. In principle, the Italian national collective agreements will be legally binding on our employment relationships after the merger only if we, and the employees in question, actually join the relevant national associations or if our individual employment agreements expressly or implicitly accept that the employment relationship is to be regulated by a specified national collective agreement (which we have not done and which our executive employment agreements do not expressly provide). In practice, however, the protection provided to employees in the national collective agreements is generally considered to be the minimum acceptable and Italian courts apply the national collective agreements in every case.

In particular, employment relationships with Italian executives are regulated by Italy’s National Collective Agreement for the Executives in the Industrial Sector of April 27th, 1995, as amended, which provides, among other things:

•	executives are entitled to minimum gross monthly salary and salary increases related to length of service;

•	executives’ yearly salaries are paid in 13 installments;

•	executives are not subject to working time schedules or overtime rules;

•	executives are entitled to 35 days of holiday per year;

•	for justified reasons, executives are entitled to an unpaid leave period;

•	in case of illness, the executives are entitled to maintain their job position for a period of up to 12 months during which they will receive their full salary (with the cost being fully borne by the employer);

•	executives are entitled to mandatory paid maternity leave;

•	executives are entitled to insurance coverage for on- and off-duty accidents; and

•	executives are entitled to indemnification for any civil and criminal liabilities incurred by the executives in the performance of their employment activities.

In addition, the Italian National Collective Agreement regulates the severance benefits we would be required to pay upon any termination by us of the employment of our officers in Italy. The severance amount varies based upon whether the termination is for cause, for justified reasons or for no justified reason, as generally described below:

•	Terminations for Cause. If we were to dismiss an executive in Italy for cause, he would not be entitled to any notice period or indemnity in lieu of the notice period, but he would be entitled to receive the severance compensation (so-called TFR). We would have “cause” to terminate an executive’s employment, under Article 2119 of the Italian civil code, following any serious event that makes the continuation of the employment relationship impossible, even on a temporary basis. Events such as theft, riots and serious insubordination are generally considered “cause” for termination in Italy.

•

Terminations for Justified Reasons. If we were to terminate the employment of any executive in Italy, other than for “cause,” the executive would be entitled to a notice period. The notice period is equal to eight months for executives having a seniority of up to two years, and it is increased in proportion to seniority up to a maximum of 12 months for executives having more than 10 years of seniority. If we were to terminate an executive’s employment for justified reasons without providing the required notice, he would be entitled to the indemnity in lieu of the notice period equal to the salary he would have received during the notice period, in addition to the severance compensation. The average amount of the bonuses paid to him during the prior three years and the value of his fringe benefits would be taken into account when calculating this indemnity. Under Article 2118 of the Italian civil code, the following events are generally considered to provide a “justified reason” for terminating an executive’s employment: failure of the executive to comply with material management directions; a restructuring or reorganization of the company; a complete closing of the company; or the closing of the office to which the executive is assigned.

•	Unlawful Terminations. If we were to terminate the employment of any executive in Italy without cause or justified reasons, the executive might challenge the dismissal in court. If the termination of the employment relationship is deemed unlawful by the court, the executive may be awarded damages in the form of an indemnity (to be paid in addition to the indemnity in lieu of the notice period and the severance compensation) ranging from a minimum amount equal to the notice indemnity due to the executive, plus two months’ salary up to a maximum amount equal to 22 months’ salary. The amount of damages may automatically be increased by a sum ranging between two and seven months’ salary if the executive’s age is between 46 and 56 years. An executive is never entitled to reinstatement, regardless of the cause of termination.

Related Party Transactions

In March 1998, we entered into a written scientific agreement with Christopher T. Walsh, Ph.D., a member of our board of directors. Under this scientific agreement, Dr. Walsh agreed to provide consulting and advisory services to us. We agreed to pay Dr. Walsh an annual consulting fee of $50,000, and to pay $50,000 in 1998 and $25,000 in 1999 to help fund his laboratory. The original term of this agreement expired in January 2001, but performance continued through the mutual consent of Dr. Walsh and us and, as a result, we paid Dr. Walsh an annualized amount of $50,000 per year during the period March 1998 through December 2002. We terminated this agreement as of December 31, 2002. Commencing as of January 1, 2003, we began paying Dr. Walsh as compensation for his service on our board and the committees on which he serves. See “Compensation of Directors.”

In January 1997, we entered a written consulting agreement with David V. Milligan, Ph.D., who was at that time the chairman of our board of directors. Under this consulting agreement, Dr. Milligan agreed to provide consulting and advisory services to us. We agreed to pay Dr. Milligan an annual fee of $100,000. The original term of this agreement expired in December 1997, but performance continued through the mutual consent of Dr. Milligan and us and, as a result, we paid Dr. Milligan $100,000 per year during the period 1997 through 2002. We terminated the agreement as of December 31, 2002. Commencing as of January 1, 2003, we began paying Dr. Milligan as compensation for his service on our board and the committees on which he serves. See “Compensation of Directors.”

In February 2000, our predecessor company, Biosearch Italia, acquired a 37.4% interest in Areta International S.r.l., a service provider active in the field of cellular biology. Areta was established in 1999, with registered offices in Milan, Italy and currently has a share capital of €114,659 full paid-in. Subsequently, Biosearch Italia’s interest in Areta was reduced to 33.66% as a result of the admission of another investor. Dr. Livolsi, who was a member of our board of directors until his resignation on July 1, 2004, owns 17.44% of Areta. In January, 2000, our predecessor company, Biosearch Italia entered into a services supply agreement with Areta providing for the supply by Biosearch Italia to Areta of administrative and general services, including security, warehouse space, maintenance and cafeteria services. In addition, Biosearch Italia and Areta entered into a lease agreement providing for the lease by Biosearch Italia to Areta of recently renovated laboratory and office space for a term of nine years in exchange for rent in the amount of approximately €53,700 per year. Also, in January 2001 Biosearch Italia made a five year loan to Areta. By operation of the merger, we succeeded to Biosearch Italia’s position in these agreements. As of the date hereof, no other agreements are in effect between our company and Areta.

In July 2001, Biosearch Italia entered into an agreement with Livolsi & Partners S.p.A., a merchant bank for which Dr. Ubaldo Livolsi, one of our former directors until July 1, 2004, serves as chairman and chief executive officer and for which Dr. Parenti, one of our former officers and directors until July 1, 2004, served as a non-executive director. Dr. Livolsi was a member of Biosearch Italia’s board of directors and became a member of our board of directors upon the completion of the merger. Dr. Livolsi served on our board of directors until July 1, 2004. Under this agreement, Livolsi & Partners agreed to provide various advisory services to Biosearch Italia, including management and financial consulting and investor relations support. Biosearch Italia agreed to pay Livolsi & Partners a monthly fee of €25,000. The original term of this agreement expired in July 2002, but was extended through February 2003 on the same terms and conditions through the mutual consent of Biosearch Italia and Livolsi & Partners. Total payments made by Biosearch Italia under this agreement were €105,000 in 2001, €210,000 in 2002 and €40,000 in 2003. This agreement terminated upon the completion of the merger with Biosearch Italia on February 28, 2003. We never made any payments to Livolsi & Partners under this agreement.

On March 27, 2003 we entered into an agreement with Bonaparte 48, an Italian public relations firm. Bonaparte 48 is 51% owned by Livolsi & Partners S.p.A. Dr. Livolsi, one of our former directors until July 1, 2004, is the non-executive chairman of Bonaparte 48. Under this agreement, we paid Bonaparte 48 €50,000 per year through February 29, 2004 for communications consulting and corporate and financial media relations.

On June 18, 2004, our board of directors authorized the payment of an annual fee of $50,000 to Dr. Livolsi for his service as a member of our board of directors and the payment of an annual fee of $25,000 for his service as chairman of our audit committee.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, none of the members of our compensation committee was an officer or employee of our company. During the last completed fiscal year until our merger with Biosearch Italia, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee. Upon our merger with Biosearch Italia, Francesco Parenti, Ph.D., one of our former directors until his resignation on July 1, 2004, became our chief scientific officer, worldwide, and Ubaldo Livolsi, Ph.D., one of our former directors until his resignation on July 1, 2004, became one of our directors and a member of our compensation committee. At the same time, Dr. Livolsi was the chief executive officer of Convergia Private Equity Fund, an investment fund for which Dr. Parenti served as a director.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors, employees and consultants. Our code of business conduct and ethics is available on our website at www.vicuron.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our officers and directors, and persons who own 10% or more of our common stock, to report their beneficial ownership of our common stock (and any related options) to the Securities and Exchange Commission. Their initial report must be filed using the SEC’s Form 3 and they must report subsequent stock purchases, sales, option exercises and other changes using the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the Securities and Exchange Commission allows delayed reporting at year-end on Form 5. Officers, directors and stockholders owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all of reports they file pursuant to Section 16(a). From and after the date of the merger, we have made the services of our legal counsel available to our officers and directors to assist them in meeting their filing obligations.

Based solely on our review of copies of these reports filed by or on behalf of our officers and directors (or oral representations that no such reports were required), we believe that since January 1, 2003 all of our officers and directors and stockholders owning greater than 10% of our common stock complied with all applicable Section 16(a) filing requirements, except as follows: in May 2003, Dr. Goldstein filed one Form 4 late and in September 2003, Dr. Goldstein filed two Form 4s late; in September 2003, each of Mr. Horner and Drs. Cavanaugh, Henkel, Milligan, Walsh and White filed a Form 4 late; and in September 2003, Mr. Mosconi, a former officer, filed a Form 3 late.

Legal Proceedings

Under the rules of the Securities and Exchange Commission, we are required to disclose any material proceedings to which any of our directors, officers or any owner of more than 5% of any class of our voting securities is a party adverse to us. As we noted in our recently filed Form 10-Q, beginning on June 15, 2004, six shareholder securities class action complaints were filed against us and certain of our senior officers in the U.S. District Court for the Eastern District of Pennsylvania. Those actions are styled: Perry Paragamian vs. Vicuron Pharmaceutical Inc. et al. (Case No. 04cv2627); John H Taylor vs. Vicuron Pharmaceuticals Inc. et al (Case No. 04cv2685); Security Police-Fire Professionals of America vs. Vicuron Pharmaceuticals Inc. et al (Case No. 04cv2708); Fred Zucker vs. Vicuron Pharmaceuticals Inc. et al (Case No. 04cv2745), Brian B. Steketee vs. Vicuron Pharmaceuticals Inc. et al (Case No. 04cv3365); and Brad Staton vs. Vicuron Pharmaceuticals Inc. (Case No. 04cv3422). In addition, on July 2, 2004, a shareholder derivative complaint styled Jonathan Meyers vs. George F. Horner, III et al was filed against certain of our officers and directors in the Court of Common Pleas of the State of Pennsylvania, Montgomery County (Case No. 04-19595). At this point, we are unable to determine whether any of our directors, officers or any owner of more than 5% of any class of our voting securities is, or might be deemed, a party adverse to us in any of the above-mentioned proceedings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee furnished the following report dated as of September 23, 2004. This report is not proxy soliciting material and should not be deemed to be incorporated by reference into any of our other filings with the Securities and Exchange Commission, notwithstanding any general statement purporting to incorporate information from this proxy statement into another filing, unless such general statement makes specific reference to this report.

The Committee’s Approach to Executive Compensation

The compensation committee is composed entirely of non-employee directors. The compensation committee is responsible for our general compensation policies and administers our various compensation plans, including our stock option plans and annual salary and bonus plans.

Each year, the compensation committee reviews the compensation of our chief executive officer and our other senior executive officers to assure that compensation is appropriately tied to performance and that salary and potential bonus compensation levels are appropriate. To focus and facilitate such review, the compensation committee developed the following compensation philosophy for our company:

•	executive compensation should be at or above the 50th percentile of pharmaceutical industry market levels to allow us to attract and retain talented management;

•	annual variable compensation should reward the executives for achieving specific results which should lead to increased stockholder value;

•	the majority of variable compensation should be directly related to sustained increases in stockholder value;

•	supplemental benefits and perquisites that reward executives without regard to performance should be minimal; and

•	all of our employees should be encouraged to think like stockholders.

Elements of Executive Compensation

The compensation of the chief executive officer and of our other senior executive officers is comprised of three primary components: salary; bonus; and stock options.

Salary is fixed at a competitive level to attract and retain qualified candidates. Bonuses are tied specifically to our performance and/or individual contributions. Stock options are awarded in amounts we believe necessary to provide incentives for future performance, taking into account individual performance and length of service with us. This mix of compensation elements places a significant portion of compensation at risk and emphasizes performance.

Compensation of our President and Chief Executive Officer

The fiscal year 2003 salary and bonus recommended by the compensation committee for Mr. Horner, our president and chief executive officer, are consistent with the criteria described above and with the compensation committee’s evaluation of his overall leadership and management performance. The board of directors accepted all of the compensation committee’s recommendations regarding Mr. Horner’s fiscal year 2003 compensation. Mr. Horner’s salary and bonus for 2003 are reported in the Summary Compensation Table and the notes thereto.

The rules of the Securities and Exchange Commission require that we describe each measure of the company’s performance, whether quantitative or qualitative, on which the chief executive officer’s compensation was based (except that we are not required to present target levels or any confidential information the disclosure of which would disadvantage our company). The compensation committee’s recommendation regarding Mr. Horner’s 2003 bonus level was based on the extent to which the company achieved objectives in the following categories: key product development goals; key research goals; key business development goals; key corporate development goals; key staffing goals; and key financing and investor-relations goals.

Summary

The compensation committee believes that our compensation policy, as practiced to date by the compensation committee and our board of directors, has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate (or in some cases, individual) performance relative to pre-established corporate (or individual) goals. We expect that our compensation policy might evolve over time together with changes in the company’s short-term goals, particularly if and when one or more of our company’s product candidates receive FDA marketing approval. We expect that throughout any such changes the compensation committee will maintain its focus on building long-term stockholder value by incentivizing technological leadership and development and expansion of the market for our potential products.

Respectfully submitted,

The Compensation Committee:
James H. Cavanaugh, Ph.D. Christopher T. Walsh, Ph.D.

STOCK PRICE PERFORMANCE GRAPH

The following performance graph is not proxy soliciting material and should not be deemed to be incorporated by reference into any of our other filings with the Securities and Exchange Commission, notwithstanding any general statement purporting to incorporate information from this proxy statement into another filing, unless such general statement makes specific reference to this performance graph.

The following graph shows the 41-month cumulative total return resulting from a hypothetical $100 investment in our common stock at its closing price on August 3, 2000, the date of our initial public offering, through December 31, 2003, compared to the same amount invested in the Nasdaq (U.S. & Foreign) Index and the Nasdaq Biotechnology Index over the same period (in each case, assuming reinvestment of dividends). This graph is presented as required by the rules of the Securities and Exchange Commission. Past performance might not be indicative of future results. While total stockholder return can be an important indicator of corporate performance, we believe it is not necessarily indicative of our corporation’s degree of success in executing our business plan, particularly over short periods.

PROPOSAL 2: RATIFICATION OF OUR

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

On the recommendation of the audit committee, our board of directors has selected PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending December 31, 2004. The audit committee has further recommended to our board of directors that we submit the selection of independent auditors for ratification by the stockholders at the annual meeting.

Stockholder ratification of the selection of PricewaterhouseCoopers as our independent public accountants is not required by our bylaws or otherwise. However, our board of directors is submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice. The proxy card presents three choices on Proposal 2; you may:

•	vote for ratification of the selection of PricewaterhouseCoopers LLP;

•	vote against ratification of the selection of PricewaterhouseCoopers LLP; or

•	withhold authority to vote (abstain) as to this matter.

Shares represented by executed proxies will be voted as directed on the proxy card, however, if no direction is given (and if authority to do so is not withheld) shares represented by executed proxies will be voted FOR the ratification of PricewaterhouseCoopers as our independent public accountants. If the stockholders do not ratify this selection, our audit committee (and our board of directors) will reconsider whether or not to retain that firm. Even if the selection is ratified, our audit committee in its discretion may recommend, and our board of directors in its discretion may direct, the appointment of different independent auditors at any time during the year if they determine that such a change would be in our company’s best interest.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required for approval of Proposal 2.

Recommendation of our Board of Directors on Proposal 2

Our board of directors recommends that stockholders vote FOR ratification of the selection of PricewaterhouseCoopers as our independent public accountants for fiscal year 2004.

INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP has audited our financial statements since 1996. Representatives of PricewaterhouseCoopers are expected to be present at the annual meeting and they will have an opportunity to make a statement if they so desire. They are also expected to be available to respond to appropriate questions.

Fees Billed to our Company by PricewaterhouseCoopers LLP

Total fees billed to our company by PricewaterhouseCoopers LLP for services rendered were $709,361 for fiscal year 2003 compared to $810,107 for fiscal year 2002. These fees consist of audit fees, audit-related fees, tax fees and all other fees, as described below. As stated in its report, our audit committee considered whether the provision of services giving rise to the other fees is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

PricewaterhouseCoopers S.p.A., an Italian affiliate of PricewaterhouseCoopers LLP, was engaged as independent auditor to Biosearch Italia S.p.A., the company with which we merged on February 28, 2003. Total fees billed by PricewaterhouseCoopers S.p.A. for services rendered to Biosearch Italia and its subsidiaries were €790,000 for fiscal year 2002. All fees arising from the engagement of PricewaterhouseCoopers S.p.A. by Biosearch Italia have been excluded from the fee data for fiscal year 2002 presented below.

Audit Fees

Audit fees are fees which are billed for professional services rendered by our principal accountant for the audit of our annual financial statements, the review of our quarterly financial statements included in our Form 10-Q reports, and any other services normally provided by principal accountants in connection with statutory and regulatory filings or engagements. Total audit fees billed to our company by PricewaterhouseCoopers LLP were $672,861 for fiscal year 2003 compared to $796,607 for fiscal year 2002.

Audit-Related Fees

Total audit-related fees billed to our company by PricewaterhouseCoopers LLP were $21,500 for fiscal year 2003. No audit-related services were provided for fiscal year 2002. For fiscal year 2003, our audit-related fees principally included fees billed for professional services by our principal accountant for the preparation of special reports related to internal controls for our Italian operations.

Tax Fees

The aggregate tax fees billed by PricewaterhouseCoopers LLP were $15,000 for fiscal year 2003 compared to $13,500 for fiscal year 2002. Fees for tax services consisted of tax compliance fees.

All Other Fees

No services other than those described above were provided for fiscal years 2002 and 2003.

Pre-Approval Process for Auditor Services

Our audit committee is required to pre-approve the audit and non-audit services performed by our independent auditor in order to assure that the provision of such services do not impair our auditor’s independence. Beginning fiscal year 2003, our audit committee has typically pre-approved certain general audit and non-audit services up to specified cost levels. Any audit or non-audit services which are not generally pre-approved in this manner, require specific pre-approval by our audit committee. While our audit committee may delegate pre-approval authority to one or more of its members, the member or members to whom such authority is delegated must report any pre-approval decisions to our audit committee at its next scheduled meeting. Our audit committee does not delegate its responsibilities to pre-approve services performed by our independent auditor to management.

All of the services described above were approved by our audit committee pursuant to Regulation S-X.

AUDIT COMMITTEE REPORT

The audit committee furnished the following report dated September 23, 2004 regarding the audited consolidated financial statements appearing in our recently filed Form 10-K. This report is not proxy soliciting material and should not be deemed to be incorporated by reference into any of our other filings with the SEC, notwithstanding any general statement purporting to incorporate information from this proxy statement into another filing, unless such general statement makes specific reference to this report.

The members of the audit committee have been appointed by our board of directors. The audit committee is governed by an amended and restated charter which was adopted by our board of directors on September 23, 2004. The audit committee is comprised of three directors who meet the current independence and experience requirements of the Nasdaq National Market.

Duties of the audit committee include: (i) overseeing our internal accounting and reporting controls as well as its financial and regulatory reporting; (ii) selecting our independent accountants and assessing their performance on an ongoing basis; (iii) reviewing our financial statements and audit findings, and taking any action considered appropriate by the audit committee and our board of directors; (iv) performing other oversight functions as requested by our board of directors; and (v) reporting activities performed to our board of directors.

Management is responsible for our internal controls. Our independent accountants are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards applied in the U.S. and for issuing a report thereon. The audit committee has general oversight responsibility with respect to our financial reporting, and reviews the results and scope of the audit and other services provided by our independent accountants.

In this context, the audit committee has reviewed our audited financial statements and discussed such statements with management and our independent accountants. Management represented to the audit committee that our financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the audit committee has reviewed and discussed the financial statements with management and our independent accountants. The audit committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with audit committees). The audit committee has considered whether the provision of services other than audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Our independent accountants also provided to the audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees), and the audit committee discussed with the independent accountants their independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and be filed with the SEC.

Respectfully submitted,

The Audit Committee:
James H. Cavanaugh, Ph.D. Christopher T. Walsh, Ph.D. Cheryl A. Wenzinger, CPA

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of August 30, 2004 the names, addresses and holdings with respect to the beneficial ownership of our common stock by:

•	each person or entity known by us to beneficially own more than 5% of our outstanding common stock;

•	each current director and nominee for director;

•	each of the executive officers named in the Summary Compensation Table; and

•	all of our current directors and officers (as defined under Section 16 of the Exchange Act) as a group.

The table shows beneficial ownership in accordance with the rules of the Securities and Exchange Commission to include securities over which a named person has or shares voting or investment control (such as securities held by investment funds under his control), as well as securities over which a named person has the right to acquire voting or investment control within 60 days of August 30, 2004 (such as upon exercise of an option that is currently vested or that is scheduled to vest within 60-days of August 30, 2004). Unless otherwise indicated by footnote:

•	the persons named in the table have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and

•	the address of each person named in the table is in care of Vicuron Pharmaceuticals Inc., 455 South Gulph Road, Suite 305, King of Prussia, Pennsylvania 19406, United States of America.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned (1)
James H. Cavanaugh, Ph.D. (2)	1,592,463	2.9%
George F. Horner III (3)	898,437	1.6%
Claudio Quarta, Ph.D. (4)	2,379,352	4.3%
Costantino Ambrosio (5)	193,364	*
Christopher T. Walsh, Ph.D. (6)	168,638	*
David V. Milligan, Ph.D. (7)	47,116	*
Cheryl A. Wenzinger, CPA (8)	0	*
Alan W. Dunton, M.D. (9)	0	*
Timothy J. Henkel, M.D., Ph.D. (10)	426,601	*
Richard J. White, Ph.D. (11)	490,538	*
Dov A. Goldstein, M.D. (12)	262,871	*
All directors and executive officers as a group (12 persons) (13)	6,524,757	11.4%

*	Holdings represent less than 1% of all shares outstanding.

(1)	Percentages are based on 55,017,455 common shares outstanding on August 30, 2004. In accordance with the rules of the Securities and Exchange Commission, each person’s percentage interest is calculated by dividing the number of shares that person beneficially owns (as explained in the table’s lead-in paragraph) by the sum of (a) the total number of common shares outstanding on August 30, 2004 plus (b) the number of shares such person has the right to acquire within 60 days of August 30, 2004 (including, for example, upon exercise of options that are vested as of August 30, 2004 or that are scheduled to vest within 60 days of August 30, 2004).

(2)	Dr. Cavanaugh’s beneficial ownership includes 10,179 shares held by Dr. Cavanaugh; 20,884 shares subject to options held by Dr. Cavanaugh that are exercisable within 60 days of August 30, 2004; and 1,561,400 shares held by HealthCare Ventures V, L.P. (“HCV”), a Delaware limited partnership. Dr. Cavanaugh is a general partner of HealthCare Partners V, L.P., which is the general partner of HCV. As such, he may be deemed to have voting and dispositive power over the shares held by HCV. However, Dr. Cavanaugh disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3)	Mr. Horner’s beneficial ownership includes 11,250 shares held by Mr. Horner; 3,125 shares held by Mr. Horner’s son; 3,125 shares held by Mr. Horner’s daughter and 887,187 shares subject to options held by Mr. Horner that are exercisable within 60 days of August 30, 2004. However, Mr. Horner disclaims beneficial ownership of the shares held by his son and daughter except to the extent of his pecuniary interest therein.

(4)	Dr. Quarta’s beneficial ownership includes 2,379,352 shares held by Dr. Quarta.

(5)	Mr. Ambrosio’s beneficial ownership includes 193,364 shares subject to options held by Mr. Ambrosio that are exercisable within 60 days of August 30, 2004.

(6)	Dr. Walsh’s beneficial ownership includes 168,638 shares subject to options held by Dr. Walsh that are exercisable within 60 days of August 30, 2004.

(7)	Dr. Milligan’s beneficial ownership includes 22,500 shares held by the David V. Milligan Trust dated Oct. 19, 1991 of which Dr. Milligan is the sole trustee; and 24,616 shares subject to options held by Dr. Milligan that are exercisable within 60 days of August 30, 2004.

(8)	In connection with Ms. Wenzinger’s appointment as a member of our board of directors and as the chair of our audit committee, our board of directors approved the following stock option grants to Ms. Wenzinger: an option to purchase 20,000 shares of common stock to be awarded in October 2004 and an option to purchase 5,000 shares of common stock to be awarded in October 2005.

(9)	In connection with Dr. Dunton’s appointment as a member of our board of directors and as a member of our nominating committee, our board of directors approved the following stock option grants to Dr. Dunton: an option to purchase 20,000 shares of common stock to be awarded in October 2004 and an option to purchase 5,000 shares of common stock to be awarded in October 2005.

(10)	Dr. Henkel’s beneficial ownership includes 4,645 shares held by Dr. Henkel; and 421,956 shares subject to options held by Dr. Henkel that are exercisable within 60 days of August 30, 2004.

(11)	Dr. White’s beneficial ownership includes 98,237 shares held by Dr. White; 6,252 shares held by Dr. White’s children; and 392,301 shares subject to options held by Dr. White that are exercisable within 60 days of August 30, 2004. However, Dr. White disclaims beneficial ownership of the shares held by his children except to the extent of his pecuniary interest therein. Dr. White reports that he has no power to vote or dispose of the shares held by his children.

(12)	Dr. Goldstein’s beneficial ownership includes 2,000 shares owned and 260,871 shares subject to options held by Dr. Goldstein that are exercisable within 60 days of August 30, 2004.

(13)	Includes 2,435,194 shares issuable upon exercise of options beneficially owned by our directors and executive officers that are exercisable within 60 days of August 30, 2004.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

WHERE YOU CAN FIND MORE INFORMATION

Our Internet address is www.vicuron.com. We make our periodic reports (Form 10-Q and Form 10-K) and current reports (Form 8-K) filed with the Securities and Exchange Commission available free of charge through our website as soon as reasonably practicable after they are filed electronically with the Securities and Exchange Commission. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by the rules of the Securities and Exchange Commission. Materials we file with the Securities and Exchange Commission may be read and copied at the Securities and Exchange Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding our company that we file electronically with the SEC.

We will provide a copy of our company’s annual report on Form 10-K, as filed earlier this year with the SEC, without charge to any beneficial owner of our common stock who so requests in writing to Vicuron Pharmaceuticals Inc., 455 South Gulph Road, Suite 305, King of Prussia, Pennsylvania 19406, United States of America, Attention: Dov A. Goldstein, M.D., Investor Relations. We will also furnish copies of any of the exhibits to our most recent annual report on Form 10-K upon such a beneficial owner’s specific written request. In order to ensure delivery of such information in advance of the annual meeting, we must receive your request prior to September 30, 2004.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2005 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is May 26, 2005 (which is 120 calendar days before the first anniversary of the date of this proxy statement). Pursuant to our bylaws, a stockholder wishing to make a proposal or a nomination for director that is not to be included in our proxy statement and form of proxy for the 2005 annual meeting of stockholders must notify us between July 30, 2005 and August 29, 2005 (which are 90 days and 60 days, respectively, before the anniversary of this year’s annual meeting). Stockholders are advised to review our bylaws, which contain several additional requirements regarding the submission of stockholder proposals and director nominations. Proposals or nominations that are not fully compliant may not be presented.

EXHIBIT A

AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE

of the

BOARD OF DIRECTORS

of

VICURON PHARMACEUTICALS INC.

1.     Purpose; Limitations on Duties. The purpose of the Audit Committee (this “Committee”) is to assist the Board of Directors (the “Board”) of Vicuron Pharmaceuticals Inc. (this “Corporation”) in overseeing the accounting and financial reporting processes of the Corporation and audits of the financial statements of this Corporation and to prepare the annual report of this Committee required by applicable Securities and Exchange Commission (“SEC”) disclosure rules. Among the matters this Committee will oversee are: (a) the integrity of this Corporation’s financial statements (including, without limitation, internal controls); (b) the Corporation’s compliance with legal and regulatory requirements; (c) the independent auditors’ qualifications and independence; and (d) the performance of this Corporation’s internal audit function and independent auditors.

While this Committee has the responsibilities and powers set forth in this Charter, it is not the duty of this Committee to plan or conduct audits or to determine that this Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

2.     Membership; Appointment; Expertise and Independence. This Committee will consist of three or more directors of this Corporation’s Board. All members of this Committee shall be directors who meet (or are advised by one of this Corporation’s professional advisors that they meet) the knowledge requirements and the independence requirements of applicable law, and the applicable rules of the SEC, the Nasdaq National Market (“Nasdaq”), and, to the extent advised by counsel to this Corporation, the Republic of Italy Commissione Nazionale per le Società e le Borsa (“CONSOB”) and Borsa Italiana S.p.A. (“BORSA”), as such law and rules may be in effect from time to time and applicable to this Corporation, including the items listed in Nasdaq Rule 4350(d)(2)(A) and SEC Rule 10A-3(b), subject to any exceptions allowed by such rules and any permissible waivers granted by such authorities. The members of this Committee will be appointed by and serve at the discretion of the Board. Subject to any alternate nominating procedures set forth in this Corporation’s Bylaws, this Corporation’s Nominating Committee may make recommendations regarding Committee appointments to the Board. The Chair of this Committee shall be appointed by the Board and must meet the independence requirements of Nasdaq. All Committee members must be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. To the extent practicable, the Board shall appoint to this Committee at least one member who qualifies as an “audit committee financial expert,” as defined in Item 401 of SEC Regulation S-K. This Corporation is required to disclose in the periodic reports required by Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or incorporated by reference to the annual meeting proxy statement, to the extent permitted by the SEC) whether or not it has at least one member who is an audit committee financial expert. In any event (as required by Nasdaq Rule 4350(d)(2)(A)) this Committee must include at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. No member of this Committee may have participated in the preparation of financial statements for this Corporation or any current subsidiary of this Corporation during the past three years.

3.    Specific Responsibilities and Duties. The Board delegates to this Committee the express responsibility and authority to do the following:

3.1    Independent Auditors.

(a)    Selection; Fees. Be solely and directly responsible for the appointment, compensation, retention, evaluation and oversight of the work of the independent auditors (including, without limitation, resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for this Corporation and, where appropriate, the termination and replacement of such firm. Such independent auditors shall report directly to and be ultimately accountable to this Committee. This Committee has the ultimate authority to approve all audit engagement fees and terms, with the costs of all engagement to be borne by this Corporation.

(b)    Audit Team. Review the experience and qualifications of the senior members of the independent auditors’ team.

(c)    Scope of Audit. Review, evaluate and approve the annual engagement proposal of the independent auditors (including the proposed scope and approach of the annual audit).

(d)    Lead Audit Partner Review, Evaluation and Rotation. Review and evaluate the lead partner of the independent auditors. Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent auditors are rotated at least every five years.

(e)    Pre-Approval of Audit and Non-Audit Services. Pre-approve all auditing services and all non-audit services permitted to be performed by the independent auditors. Such pre-approval may be given as part of this Committee’s approval of the scope of the engagement of the independent auditors or on an engagement-by-engagement basis or pursuant to pre-established policies. In addition, the authority to pre-approve non-audit services may be delegated by this Committee to one or more of its members, but such member’s or members’ non-audit service approval decisions must be reported to this full Committee at the next regularly scheduled meeting of this Committee.

(f)    Auditor Independence.

(i)    Obtain Written Statement. At least annually, obtain and review a formal written statement from the independent auditors delineating all relationships between the independent auditors and this Corporation, consistent with Independence Standards Board Standard No. 1.

(ii)    Engage in Active Dialogue. Actively engage in a dialogue with the independent auditors with respect to (A) any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditors, (B) the quality of internal controls, and (C) peer review.

(iii)    Corporation’s Employees. Ensure that this Corporation does not employ any former employees of the independent auditors in cases where such employment will cause independence issues to arise for the independent auditors.

(g)    Review Problems. Review with the independent auditors any audit problems or difficulties the independent auditors may have encountered in the course of its audit work, and management’s responses, including, without limitation, the following: (i) any restrictions on the scope of activities or access to requested information; and (ii) any significant disagreements with management.

3.2    Financial Reporting.

(a)    Annual Financials. Review and discuss with management and the independent auditors this Corporation’s annual audited financial statements (including, without limitation, this Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy of internal controls (including, without limitation, management’s assessment of the independent auditor’s comments on this Corporation’s internal controls) and other matters that this Committee deems material, prior to the public release of such information. Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act. Recommend to the Board whether the annual audited financial statements should be included in this Corporation’s Annual Report on Form 10-K.

(b)    Reports on Internal Controls. Review and discuss with management and the independent auditors management’s assertion on the adequacy of this Corporation’s internal controls and the independent auditors’ report thereon.

(c)    Quarterly Financials. Review and discuss with management and the independent auditors this Corporation’s quarterly financial statements (including, without limitation, this Corporation’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), the results of the independent auditors’ reviews of the quarterly financial statements), and other matters that this Committee deems material prior to the public release of such information.

(d)    Accounting Principles. Review with management and the independent auditors material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards 61.

(e)    Judgments. In this Committee’s discretion, review reports prepared by management or by the independent auditors relating to significant financial reporting issues and judgments made in connection with the preparation of this Corporation’s financial statements, including, if requested by this Committee, an analysis of the effect of alternative GAAP methods on this Corporation’s financial statements and a description of any transaction as to which management obtained an SAS 50 letter.

(f)    Related-Party Transactions. On an ongoing basis, review all proposed related-party transactions for potential conflict of interest situations and approve (or not approve) such proposals in this Committee’s discretion (“related-party transactions” refers to transactions that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K).

(g)    Press Releases. In this Committee’s discretion, discuss earnings press releases with management (including the type and presentation of information to be included in earnings press releases), as well as financial information and earnings guidance provided to analysts and rating agencies.

3.3    Risk Management. In this Committee’s discretion, discuss policies with respect to financial risk assessment and financial risk management periodically with management, any internal auditors, and the independent auditors, and this Corporation’s plans or processes to monitor, control and minimize such risks and exposures.

3.4    Financial Reporting Processes; Chief Executive Officer and Chief Financial Officer Certifications.

(a)    Internal and External Controls. In consultation with this Corporation’s independent auditors, any internal auditors, and financial and accounting personnel, review the integrity, adequacy and effectiveness of this Corporation’s accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

(b)    Communications with independent auditors. Obtain and review timely reports from the independent auditors regarding:

(i)    all critical accounting policies and practices to be used by this Corporation;

(ii)    all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and

(iii)    all other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

(c)    CEO and CFO Certifications. Discuss with the chief executive officer and the chief financial officer of this Corporation the processes involved in and any material required as a result of the Form 10-K and Form 10-Q certifications.

3.5    Legal and Regulatory Compliance.

(a)    SEC Report. Prepare, or cause the preparation of, and approve the annual report of this Committee included in this Corporation’s proxy statement as required by the proxy rules under the Exchange Act.

(b)    Reports from Others. Obtain such reports from management, auditors, this counsel, tax advisors or any regulatory agency as this Committee deems necessary regarding regulatory compliance, transactions with affiliates, and other legal matters that may have a material effect on this Corporation’s financial statements and the consideration of those matters in preparing the financial statements.

(c)    Code of Ethics; Waivers. To the extent not specifically set forth as the responsibility of this Corporation’s Nominating Committee, approve and monitor this Corporation’s compliance with a code of conduct or ethics required by applicable law or exchange listing standards and covering the conduct and ethical behavior of directors, officers and employees, and approve in advance any amendments to it or waivers of it for directors, executive officers and senior financial officers.

(d)    Complaints. Establish procedures for: the receipt, retention and treatment of complaints received by this Corporation regarding financial reporting, internal accounting controls, or auditing matters, including, without limitation, the confidential, anonymous submission by this Corporation’s employees of concerns regarding questionable financial reporting or auditing matters.

3.6    Annual Evaluation of Committees and Charter.

(a)    Evaluation of this Committee. Annually evaluate the performance of this Committee. The criteria for the evaluation of the performance of this Committee shall be prepared by this Committee (and modified from time to time as may be necessary or advisable) and reviewed with the Chairman of the Board from time to time. The criteria and performance reviews shall be retained by the Chairperson of this Committee (or legal counsel to this Corporation at the Chairperson’s election) for so long as recommended by legal counsel to this Corporation.

(b)    Review and Publication of this Charter. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board, as appropriate, and publish this Charter as required by applicable law.

4.    Reports to Board; Meetings; Minutes.

4.1    Recommendations; Reports. Regularly report to the Board on this Committee’s activities and make appropriate recommendations to the Board.

4.2    Executive Sessions. This Committee shall meet with the independent auditors, any internal auditors (or other personnel responsible for this Corporation’s internal audit function) and management in separate executive sessions regularly (with such frequency as it determines) to discuss any matters that this Committee or these groups believe should be discussed privately.

4.3    Other Meetings. Other meetings will be with such frequency, and at such times, as its Chair, or a majority of this Committee, determines, but this Committee shall meet at least quarterly. Special meetings of this Committee may be called by the Chair and will be called promptly upon the request of any two members of this Committee. The agenda of each meeting will be prepared by the Chair and circulated, if practicable, to each member prior to the meeting date. Unless this Committee or the Board adopts other procedures, the provisions of this Corporation’s Bylaws applicable to meetings of Board committees will govern meetings of this Committee.

4.4    Minutes. Minutes of each meeting shall be kept.

5.    Subcommittees. This Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or this Committee (except as permitted by Section 3.1(e) above).

6.    Advisors and Counsel; Reliance; Investigations; Cooperation.

6.1    Retention of Advisors and Counsel. This Committee has the power, in its sole discretion, to obtain advice and assistance from, and to retain at this Corporation’s expense, such independent legal counsel, accounting or other advisors and experts as it determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, determined by it, from this Corporation.

6.2    Administrative Expenses. This Committee may determine the level and cost of ordinary administrative expenses necessary or appropriate in carrying out its duties, with such costs to be borne by this Corporation.

6.3    Reliance Permitted. This Committee shall act in reliance on management, the Corporation’s independent auditors, internal auditors, and advisors and experts, as it deems necessary or appropriate.

6.4    Investigations. This Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

6.5    Required Participation of Employees. This Committee shall have unrestricted access to this Corporation’s employees, independent auditors, internal auditors, counsel, and may require any employee of this Corporation or a representative of this Corporation’s outside counsel or independent auditors to attend meetings of this Committee or to meet with any members of this Committee or representative of this Committee’s counsel, advisors or experts.

7.    Rules and Procedures. Except as expressly set forth in this Charter or this Corporation’s Bylaws, or as otherwise provided by law or the rules of Nasdaq, this Committee shall establish its own rules and procedures.

EXHIBIT B

AMENDED AND RESTATED

CHARTER OF THE NOMINATING COMMITTEE

of the

BOARD OF DIRECTORS

of

VICURON PHARMACEUTICALS INC.

1.    Purpose. The purpose of the Nominating Committee (this “Committee”) of the Board of Directors (the “Board”) of Vicuron Pharmaceuticals Inc. (this “Corporation”) is (a) to identify (i) individuals qualified to be Board members and (ii) directors qualified to serve on Board committees; (b) to select, or recommend for the Board’s selection, the individuals to be named in this Corporation’s proxy statements as candidates for election to the Board; (c) upon any mid-term Board vacancy (or other circumstance under which applicable law and this Corporation’s charter and bylaws allow the Board to appoint a new director), to select, or recommend for the Board’s selection, the individuals to be appointed as directors by the Board; and (d) to make recommendations to the Board regarding (i) which directors the Board appoints to serve on its various committees, (ii) which committee member is selected as the Chair of each committee, and (iii) the terms of directors’ and Chairs’ service on each committee (or as Chair, as applicable) and on the Board. No appointment by the Board shall be invalid, however, as a result of any failure of this Committee to make a recommendation to the Board regarding such appointment. In the event of any inconsistency between the nominee selected (or recommended) by this Committee and the nominee selected (or recommended to stockholders) by the Board, the Board’s choice shall be respected.

2.    Membership. This Committee shall be comprised of two or more directors. All members of this Committee must be directors who meet the independence requirements of applicable law and the rules of the Securities and Exchange Commission and the Nasdaq National Market in effect from time to time (subject to any exceptions allowed by such rules and any waivers granted by such authorities). The members of this Committee shall be appointed by and serve at the discretion of the Board. The Chair of this Committee shall be selected by the Board.

3.    Specific Responsibilities and Duties. The Board delegates to this Committee the express authority to:

3.1    Board Composition. Evaluate the size and composition of the Board, develop criteria for Board membership, and evaluate the independence of existing and prospective directors.

3.2    Candidates and Nominees. Evaluate the size and composition of the Board, develop criteria for Board membership, and evaluate the independence of existing and prospective directors.

3.3    Current Directors. Review the suitability of each Board member for continued service when his or her term expires and when he or she has a significant change in status.

3.4    Committees. Evaluate the nature, structure and composition of other Board committees.

3.5    Succession Planning. Monitor and make recommendations with respect to succession planning for the chief executive officer and other officers.

3.6    Review Charter. Review and reassess the adequacy of this Charter.

3.7    Other Actions. Take such other actions as may be necessary or appropriate to fulfill this Committee’s purposes (as stated above) and as may be requested or required by the Board from time to time.

3.8    Recommendations; Reports. Make recommendations and report to the Board and other Board committees with respect to any of the foregoing matters.

B-1

4.    Search Firm. The Board delegates to this Committee the express authority to decide whether to retain a search firm to assist this Committee in identifying, screening and attracting director candidates. If this Committee decides in its discretion to retain such a firm, the Board delegates to this Committee the sole authority to retain and terminate any such firm and to approve the search firm’s fees and other retention terms.

5.    Meetings. This Committee shall meet with such frequency, and at such times, as its Chair, or a majority of this Committee, determines. A special meeting of this Committee may be called by the Chair and shall be called promptly upon the request of any two members of this Committee. The agenda of each meeting shall be prepared by the Chair and circulated to each member prior to the meeting date. Unless this Committee or the Board adopts other procedures, the provisions of this Corporation’s Bylaws applicable to meetings of Board committees will govern meetings of this Committee.

6.    Minutes. Minutes of each meeting shall be kept. This Committee shall report to the Board regularly or whenever requested to do so by the Board.

7.    Subcommittees. This Committee has the power to appoint subcommittees, but no subcommittee shall have any final decision-making authority on behalf of the Board.

8.    Reliance; Experts; Cooperation.

8.1    Retention of Counsel and Advisors. This Committee has the power, in its discretion, to retain at this Corporation’s expense such counsel, advisors and experts as it deems necessary or appropriate to carry out its duties.

8.2    Reliance Permitted. This Committee shall act in reliance on management, this Corporation’s independent public accountants, internal auditors (if any), and advisors and experts, as it deems necessary or appropriate to enable it to carry out its duties.

8.3    Investigations. This Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

8.4    Required Participation of Employees. This Committee shall have unrestricted access to this Corporation’s employees, independent public accountants, internal auditors (if any), and counsel, and may require any employee of this Corporation or representative of this Corporation’s legal counsel or independent public accountants to attend a meeting of this Committee or to meet with any members of this Committee or representative of this Committee’s counsel, advisors or experts.

B-2

Vital medicine for seriously ill patients

[PROXY CARD (face)]

VICURON PHARMACEUTICALS INC.

455 South Gulph Road, Suite 305

King of Prussia, Pennsylvania 19406

United States of America

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George F. Horner III and Dov A. Goldstein, M.D. as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Vicuron Pharmaceuticals Inc. held of record by the undersigned on September 8, 2004, at the Annual Meeting of Stockholders to be held on October 28, 2004 (the “Annual Meeting”) and at any adjournment or postponement thereof.

(Continued on reverse side)

[PROXY CARD (reverse)]

ANNUAL MEETING OF STOCKHOLDERS OF

VICURON PHARMACEUTICALS INC.

October 28, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors: NOMINEES		2. Ratify the appointment of PricewaterhouseCoopers LLP as independent accountants.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See Instructions below)	( ) Christopher T. Walsh, Ph.D. ( ) Cheryl A. Wenzinger, CPA

3.       In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.

All other proxies heretofore given the undersigned to vote shares of stock of Vicuron Pharmaceuticals Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

[ITALIAN PROXY CARD]

DELEGA DI VOTO

VICURON PHARMACEUTICALS INC.

LA PRESENTE DELEGA E’ SOLLECITATA PER CONTO DEL CONSIGLIO D’AMMINISTRAZIONE

Il sottoscritto, il cui nominativo compare sull’allegata certificazione rilasciata da intermediari autorizzati ai sensi dell’art. 31 del D.lg. 24.6.1998 n. 213, delega George F. Horner III e Dov A. Goldstein, M.D., ciascuno con il potere di nominare propri sostituti, a rappresentarlo nell’assemblea annuale degli azionisti che si terrà in data 28 ottobre 2004 (l’”Assemblea Annuale”), ed in ogni successiva convocazione o rinvio della stessa, nonché ad esercitare, conformemente alle istruzioni sotto indicate, i diritti di voto connessi alle azioni ordinarie di Vicuron Pharmaceuticals Inc. per le quali sia stata conferita la delega.

QUESTA DELEGA, DEBITAMENTE SOTTOSCRITTA ED INVIATA CONGIUNTAMENTE ALLA CERTIFICAZIONE RILASCIATA DALL’INTERMEDIARIO AI SENSI DELL’ARTICOLO 31 DEL D.Lg. 213 DEL 1998, CONFERISCE IL POTERE DI VOTARE CONFORMEMENTE ALLE ISTRUZIONI IN ESSA CONTENUTA. NEL CASO IN CUI NON SIA CONTENUTA ALCUNA ISTRUZIONE, QUESTA DELEGA DEBITAMENTE SOTTOSCRITTA E INVIATA CONFERISCE IL POTERE DI VOTARE PER TUTTI I CANDIDATI INDICATI NELLA PROPOSTA 1 E PER LA PROPOSTA 2.

☒ Siete pregati di barrare le caselle come nell’esempio.

	DELEGO A VOTARE PER LA NOMINA DI TUTTI I CANDIDATI (salvo quelli indicati qui di seguito)	NEGO LA DELEGA A VOTARE LA NOMINA DI TUTTI I CANDIDATI indicati qui a destra	Candidati:		A FAVORE	CONTRO	ASTENUTO

1. Elezione degli amministratori:	☐	☐	Christopher T. Walsh, Ph.D. Cheryl A. Wenzinger, CPA	2. Ratifica della nomina di PricewaterhouseCoopers LLP come revisori indipendenti.	☐	☐	☐

ISTRUZIONI PER LA PROPOSTA 1: barrare una delle caselle che precedono, oppure, per negare il potere di votare uno o più candidati, scrivere qui sotto il nome di tale candidato o di tali candidati:

3.     A loro discrezione, i soggetti delegati ai sensi della presente delega, hanno il diritto di votare su tutte le questioni che vengano in essere legittimamente nel corso dell’Assemblea Annuale, ed in qualsiasi sua nuova convocazione o rinvio.

ISTRUZIONI DI VOTO

(a)	Barrare le caselle precedenti con riferimento alla proposta 1 e alla proposta 2.

(b)	Scrivere qui sotto in maniera leggibile il/i proprio/i nominativo/i, corrispondente a quello riportato nella certificazione rilasciata dall’intermediario ai sensi dell’articolo 31 del D.lg. 213 del 1998

Scriverequi il proprio nome e cognome:

(c)	Firmare e datare la presente delega nell’apposito spazio qui sotto.

(d)	Trasmettere sia la delega firmata che la certificazione rilasciata dall’intermediario ai sensi dell’articolo 31 del D.lg. 213 del 1998 (o una copia integrale della stessa) al seguente indirizzo, o per posta o via fax:

Vicuron Pharmaceuticals Inc. Attn: Silvio Monti Via Roberto Lepetit n. 34 Gerenzano, Italy 21040 FAX: +39 02 964-74-493

(e)	E’ necessario allegare alla presente delega la certificazione rilasciata dall’intermediario ai sensi dell’articolo 31del D.lg. 213 del 1998 (o una copia integrale della stessa) perché il proprio voto venga computato;

(f)	Scadenza: la delega dovrà essere recapitata al suddetto indirizzo (per posta o per fax) non più tardi del 26 ottobre 2004. Qualora deleghiate il vostro voto successivamente al 19 ottobre 2004, è vivamente consigliato di inviare la documentazione anche via fax al numero suddetto.

Tutte le altre deleghe di voto concesse dal sottoscritto in relazione alle azioni ordinarie di Vicuron Pharmaceuticals Inc., in base alle quali il sottoscritto avrebbe il potere di votare nell’Assemblea Annuale o in ogni sua ulteriore convocazione o rinvio, qualora fosse presente, sono con la presente espressamente revocate.

Firma	Firma	Data:	, 2004

[ITALIAN PROXY CARD (English translation)]

PROXY CARD

VICURON PHARMACEUTICALS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, whose name appears on the enclosed certification issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree n. 213 of 1998, hereby appoints George F. Horner III and Dov A. Goldstein, M.D. as substitute Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Vicuron Pharmaceuticals Inc. over which the undersigned has been named as Proxy, at the Annual Meeting of Stockholders to be held on October 28, 2004 (the “Annual Meeting”) and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND SUBMITTED TOGETHER WITH YOUR CERTIFICATION ISSUED BY THE AUTHORIZED INTERMEDIARIES PURSUANT TO ARTICLE 31 OF THE ITALIAN LAW DECREE N. 213 OF 1998, WILL BE VOTED IN THE MANNER DIRECTED HEREIN, BUT IF NO DIRECTION IS GIVEN, A PROPERLY EXECUTED AND SUBMITTED PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.

☒ Please mark your votes as in this example.

	FOR ALL nominees (except as indicated below )	WITHHOLD AUTHORITY for all nominees listed at right	Nominees:		FOR	AGAINST	ABSTAIN

1. Election of Directors:	☐	☐	Christopher T. Walsh, Ph.D. Cheryl A. Wenzinger, CPA	2. Ratify the appointment of PricewaterhouseCoopers LLP as independent accountants.	☐	☐	☐

INSTRUCTION FOR PROPOSAL 1: Mark one of the boxes above or, to withhold authority to vote for one or more individual nominee, write the name of that (those) nominee(s) in the space provided below:				3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

VOTING INSTRUCTIONS

(a)	Please mark your votes in the boxes above regarding Proposal 1 and Proposal 2.

(b)	Please print your name(s) neatly in the space below exactly as on your certification issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree n. 213 of 1998:

Printyour name here:

(c)	Please sign and date this card in the space provided below.

(d)	Please submit BOTH this signed proxy card AND your certification issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree n. 213 of 1998 (or a complete copy) to the following address either by mail or by fax:

Vicuron Pharmaceuticals Inc.

Attn: Silvio Monti

Via Roberto Lepetit n. 34

Gerenzano, Italy 21040

FAX: +39 02 964-74-493

(e)	You MUST include your certification issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree n. 213 of 1998 (or a complete copy) together with this proxy card for your vote to be counted.

(f)	Deadline: Your proxy card must be received at the above address (by mail or fax) no later than October 26, 2004. If you are depositing your vote in the mail after October 19, 2004, we recommend that you also submit the papers by fax to the above number.

All other proxies heretofore given by the undersigned to vote shares of stock of Vicuron Pharmaceuticals Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

Signature	Signature	Date:	, 2004